Exhibit 10.2

(Multicurrency-Cross Border)

ISDA®

International Swaps and Derivatives Association, Inc.

MASTER AGREEMENT

dated as of May 1, 2018

EDF TRADING NORTH AMERICA, LLC	and	SUMMER ENERGY, LLC AND SUMMER ENERGY NORTHEAST, LLC
(“Party A”)		(jointly and severally together, “Party B”)
being a limited liability company organized and existing under the laws of the State of Delaware		each being a limited liability company organized and existing under the laws of the State of Texas have entered and/or anticipate entering into one or more transactions (each a “Transaction”) that are or will be governed by this Master Agreement, which includes the schedule (the “Schedule”), and the documents and other confirming evidence (each a “Confirmation”) exchanged between the parties confirming those
Transactions.

Accordingly, the parties agree as follows:

1.Interpretation

(a)Definitions.  The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b)Inconsistency.  In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail.  In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such
Confirmation will prevail for the purpose of the relevant Transaction.

(c)Single Agreement.  All Transactions are entered into in reliance on the fact that this Master
Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this “Agreement”), and the parties would not otherwise enter into any Transactions.

2.Obligations

(a)General Conditions.

(i)Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

(ii)Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency.  Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

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Execution Version

(iii)Each obligation of each party under Section 2(a)(i) is subject to (l) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement.

(b)Change of Account.  Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

(c)Netting.  If on any date amounts would otherwise be payable:

(i)in the same currency; and

(ii)in respect of the same Transaction,

by each party to the other, then, on such date, each party’s obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction.  The election may be made in the
Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii)
above will not, or will cease to, apply to such Transactions from such date).  This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.

(d)Deduction or Withholding for Tax.

(i)Gross-Up.  All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party is so required to deduct or withhold, then that party (“X”) will:--

(1)promptly notify the other party (“Y”) of such requirement;

(2)pay to the relevant authorities the full amount required to be deducted or withheld
(including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;

(3)promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and

(4)if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required.  However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for:

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(A)the failure by Y to comply with or perform any agreement contained in
Section 4(a)(i), 4(a)(iii) or 4(d); or

(B)the failure of a representation made by Y pursuant to Section 3(f) to be accurate and true unless such failure would not have occurred but for (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a
Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (II) a Change in Tax Law.

(ii)Liability.  If:--

(1)X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);

(2)X does not so deduct or withhold; and

(3)a liability resulting from such Tax is assessed directly against X,

then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).

(e)Default Interest; Other Amounts.  Prior to the occurrence or effective designation of an Early
Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest
(before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate.  Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.  If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

3.Representations

Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement) that:

(a)Basic Representations.

(i)Status.  It is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing;

(ii)Powers.  It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorize such execution, delivery and performance;

(iii)No Violation or Conflict.  Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

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(iv)Consents.  All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

(v)Obligations Binding.  Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(b)Absence of Certain Events.  No Event of Default or Potential Event of Default or, to its knowledge,
Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support
Document to which it is a party.

(c)Absence of Litigation.  There is not pending or, to its knowledge, threatened against it or any of its
Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.

(d)Accuracy of Specified Information.  All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.

(e)Payer Tax Representation.  Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.

(f)Payee Tax Representations.  Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.

4.Agreements

Each party agrees with the other that, so long as either party has or may have any obligation under this
Agreement or under any Credit Support Document to which it is a party:--

(a)Furnish Specified Information.  It will deliver to the other party or, in certain cases under subparagraph (iii) below, to such government or taxing authority as the other party reasonably directs:--

(i)any forms, documents or certificates relating to taxation specified in the Schedule or any
Confirmation;

(ii)any other documents specified in the Schedule or any Confirmation; and

(iii)upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification,

in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

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(b)Maintain Authorizations.  It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this
Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

(c)Comply with Laws.  It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

(d)Tax Agreement.  It will give notice of any failure of a representation made by it under Section 3(f)
to be accurate and true promptly upon learning of such failure.

(e)Payment of Stamp Tax.  Subject to Section 1l, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated, organized, managed and controlled, or considered to have its seat, or in which a branch or office through which it is acting for the purpose of this Agreement is located (“Stamp Tax Jurisdiction”) and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party’s execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp
Tax Jurisdiction with respect to the other party.

5.Events of Default and Termination Events

(a)Events of Default.  The occurrence at any time with respect to a party or, if applicable, any Credit
Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an “Event of Default”) with respect to such party:--

(i)Failure to Pay or Deliver.  Failure by the party to make, when due, any payment under this
Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;

(ii)Breach of Agreement.  Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under
Section 2(a)(i) or 2(e) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;

(iii)Credit Support Default.

(1)Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

(2)the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement
(in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

(3)the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document;

(iv)Misrepresentation.  A representation (other than a representation under Section 3(e) or (f))
made or repeated or deemed to have been made or repeated by the party or any Credit Support
Provider of such party in this Agreement or any Credit Support Document proves to have been

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incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

(v)Default under Specified Transaction.  The party, any Credit Support Provider of such party or any applicable Specified Entity of such party (l) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

(vi)Cross Default.  If “Cross Default” is specified in the Schedule as applying to the party, the occurrence or existence of (l) a default, event of default or other similar condition or event (however described) in respect of such party, any Credit Support Provider of such party or any applicable
Specified Entity of such party under one or more agreements or instruments relating to Specified
Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified
Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively)
in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);

(vii)Bankruptcy.   The party, any Credit Support Provider of such party or any applicable Specified
Entity of such party:

(1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);
(6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1)
to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

(viii)Merger Without Assumption.  The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer:--

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(1)the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or

(2)the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

(b)Termination Events.  The occurrence at any time with respect to a party or, if applicable, any Credit
Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, a Tax Event if the event is specified in (ii) below or a Tax
Event Upon Merger if the event is specified in (iii) below and, if specified to be applicable, a Credit Event

Upon Merger if the event is specified pursuant to (iv) below or an Additional Termination Event if the event is specified pursuant to (v) below:

(i)Illegality.  Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party):

(1)to perform any absolute or contingent obligation to make a payment or delivery or to r eceive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

(2)to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit
Support Document relating to such Transaction;

(ii) Tax Event.  Due to (x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Payment Date (l) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 2(e),
6(d)(ii) or 6(e)) and no additional amount is required to be paid in respect of such Tax under
Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B));

(iii)Tax Event Upon Merger.  The party (the “Burdened Party”) on the next succeeding Scheduled
Payment Date will either (1) be required to pay an additional amount in respect of an Indemnifiable
Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or
(2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount
(other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets to, another entity (which will be the Affected Party) where such action does not constitute an event described in Section 5(a)(viii);

(iv)Credit Event Upon Merger.  If “Credit Event Upon Merger” is specified in the Schedule as applying to the party, such party (“X”), any Credit Support Provider of X or any applicable Specified Entity of X

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consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such
Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action
(and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); or

(v)Additional Termination Event.  If any “Additional Termination Event” is specified in the
Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the
Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).

(c)Event of Default and Illegality.  If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.

6.Early Termination

(a)Right to Terminate Following Event of Default.  If at any time an Event of Default with respect to a party (the “Defaulting Party”) has occurred and is then continuing, the other party (the “Non-defaulting
Party”) may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions.  If, however, “Automatic Early Termination” is specified in the Schedule as applying to a party, then  an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in
Section 5(a)(vii)(l), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).

(b)Right to Terminate Following Termination Event.

(i)Notice.  If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.

(ii)Transfer to Avoid Termination Event.  If either an Illegality under Section 5(b)(i)(l) or a Tax
Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the
Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, excluding immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.

If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within
30 days after the notice is given under Section 6(b)(i).

Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party’s policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.

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(iii)Two Affected Parties.  If an Illegality under Section 5(b)(i)(l) or a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.

(iv)Right to Terminate.  If:--

(1)a transfer under Section 6(b)(ii) or an agreement under Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an
Affected Party gives notice under Section 6(b)(i); or

(2)an Illegality under Section 5(b)(i)(2), a Credit Event Upon Merger or an Additional
Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party,

either party in the case of an Illegality, the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected Party in the case of a Credit Event
Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then continuing, designate a day not earlier than the day such notice is effective as an Early Termination
Date in respect of all Affected Transactions.

(c)Effect of Designation.

(i)If notice designating an Early Termination Date is given under Section 6(a) or (b), the Early
Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.

(ii)Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(e) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement.  The amount, if any, payable in respect of an Early Termination Date shall be determined pursuant to Section 6(e).

(d)Calculations.

(i)Statement.  On or as soon as reasonably practicable following the occurrence of an Early
Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e)
and will provide to the other party a statement (1) showing, in reasonable detail, such calculations
(including all relevant quotations and specifying any amount payable under Section 6(e)) and (2) giving details of the relevant account to which any amount payable to it is to be paid.  In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.

(ii)Payment Date.  An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default)
and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination
Event).  Such amount will be paid together with (to the extent permitted under applicable law)
interest thereon (before as well as after judgment) in the Termination Currency, from (and including)
the relevant Early Termination Date to (but excluding) the date such amount is paid, at the
Applicable Rate.  Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(e)Payments on Early Termination.  If an Early Termination Date occurs, the following provisions shall apply based on the parties’ election in the Schedule of a payment measure, either “Market Quotation”

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or “Loss”, and a payment method, either the “First Method” or the “Second Method”.  If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that “Market Quotation”
or the “Second Method”, as the case may be, shall apply.  The amount, if any, payable in respect of an Early
Termination Date and determined pursuant to this Section will be subject to any Set-off.

(i)Events of Default.  If the Early Termination Date results from an Event of Default:--

(1)First Method and Market Quotation.  If the First Method and Market Quotation apply, the
Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the
Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party over (B) the Termination Currency Equivalent of the Unpaid Amounts
owing to the Defaulting Party.

(2)First Method and Loss.  If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party’s Loss in respect of this Agreement.

(3)Second Method and Market Quotation.  If the Second Method and Market Quotation apply, an amount will be payable equal to (A) the sum of the Settlement Amount (determined by the
Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency
Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less (B) the Termination
Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party.  If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting
Party.

(4)Second Method and Loss.  If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party’s Loss in respect of this Agreement.  If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting
Party.

(ii)Termination Events.  If the Early Termination Date results from a Termination Event:--

(1)One Affected Party.  If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting
Party will be deemed to be references to the Affected Party and the party which is not the
Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.

(2)Two Affected Parties.  If there are two Affected Parties:

(A)if Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (I) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount (“X”) and the Settlement Amount of the party with the lower Settlement Amount (“Y”) and (b) the Termination Currency Equivalent of the
Unpaid Amounts owing to X less (II) the Termination Currency Equivalent of the Unpaid
Amounts owing to Y; and

(B)if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated
Transactions) and an amount will be payable equal to one-half of the difference between

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the Loss of the party with the higher Loss (“X”) and the Loss of the party with the lower
Loss (“Y”).

If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y.

(iii)Adjustment for Bankruptcy.  In circumstances where an Early Termination Date occurs because “Automatic Early Termination” applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

(iv)Pre-Estimate.  The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty.  Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.

7.Transfer

Subject to Section 6(b)(ii), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that:

(a)a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and

(b)a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).

Any purported transfer that is not in compliance with this Section will be void.

8.Contractual Currency

(a)Payment in the Contractual Currency.  Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the “Contractual Currency”).  To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual
Currency will not be discharged or satisfied by any tender in any currency other than the Contractual
Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in  reasonable manner and in good faith in converting the currency so tendered into the Contractual
Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement.
If for any reason the amount in the Contractual Currency so received falls short of the amount in the
Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall.  If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.

(b)Judgments.   To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered (i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this
Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other

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party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual
Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual
Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which such party is able, acting in a reasonable manner and in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party.  The term “rate of exchange” includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.

(c)Separate Indemnities.  To the extent permitted by applicable law, these indemnities constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.

(d)Evidence of Loss.  For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

9. Miscellaneous

(a)Entire Agreement.  This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

(b)Amendments.  No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

(c)Survival of Obligations.  Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

(d)Remedies Cumulative.  Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

(e)Counterparts and Confirmations.

(i)This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

(ii)The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise).  A Confirmation shall be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement.  The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.

(f)No Waiver of Rights.  A failure or delay in exercising any right, power or privilege in respect of this
Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

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(g)Headings.  The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

10. Offices; Multibranch Parties

(a)If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to the other party that, notwithstanding the place of booking office or jurisdiction of incorporation or organization of such party, the obligations of such party are the same as if it had entered into the Transaction through its head or home office.  This representation will be deemed to be repeated by such party on each date on which a Transaction is entered into.

(b)Neither party may change the Office through which it makes and receives payments or deliveries for the purpose of a Transaction without the prior written consent of the other party.

(c)If a party is specified as a Multibranch Party in the Schedule, such Multibranch Party may make and receive payments or deliveries under any Transaction through any Office listed in the Schedule, and the
Office through which it makes and receives payments or deliveries with respect to a Transaction will be specified in the relevant Confirmation.

11. Expenses

A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including but not limited to, costs of collection.

12. Notices

(a)Effectiveness.  Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated:

(i)if in writing and delivered in person or by courier, on the date it is delivered;

(ii)if sent by telex, on the date the recipient’s answerback is received;

(iii)if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender’s facsimile machine);

(iv)if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or

(v)if sent by electronic messaging system, on the date that electronic message is received,

unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business
Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.

(b)Change of Addresses.  Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to it.

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13. Governing Law and Jurisdiction

(a)Governing Law.  This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

(b)Jurisdiction.  With respect to any suit, action or proceedings relating to this Agreement
(“Proceedings”), each party irrevocably:

(i)submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of New York and the
United States District Court located in the Borough of Manhattan in New York City, if this
Agreement is expressed to be governed by the laws of the State of New York; and

(ii)waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.

Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction
(outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or re-enactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(c)Service of Process.  Each party irrevocably appoints the Process Agent (if any) specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings.  If for any reason any party’s Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party.  The parties irrevocably consent to service of process given in the manner provided for notices in Section 12.  Nothing in this
Agreement will affect the right of either party to serve process in any other manner permitted by law.

(d)Waiver of Immunities.  Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets
(whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any
Proceedings.

14. Definitions

As used in this Agreement:--

“Additional Termination Event” has the meaning specified in Section 5(b).

“Affected Party” has the meaning specified in Section 5(b).

“Affected Transactions” means (a) with respect to any Termination Event consisting of an Illegality, Tax
Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions.

“Affiliate” means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person.  For this purpose, “control” of any entity or person means ownership of a majority of the voting power of the entity or person.

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“Applicable Rate” means:--

(a)in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii))
by a Defaulting Party, the Default Rate;

(b)in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date
(determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate;

(c)in respect of all other obligations payable or deliverable (or which would have been but for
Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate; and

(d)in all other cases, the Termination Rate.

“Burdened Party” has the meaning specified in Section 5(b).

“Change in Tax Law” means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs on or after the date on which the relevant Transaction is entered into.

“consent” includes a consent, approval, action, authorization, exemption, notice, filing, registration or exchange control consent.

“Credit Event Upon Merger” has the meaning specified in Section 5(b).

“Credit Support Document” means any agreement or instrument that is specified as such in this Agreement.

“Credit Support Provider” has the meaning specified in the Schedule.

“Default Rate” means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus l% per annum.

“Defaulting Party” has the meaning specified in Section 6(a).

“Early Termination Date” means the date determined in accordance with Section 6(a) or 6(b)(iv).

“Event of Default” has the meaning specified in Section 5(a) and, if applicable, in the Schedule.

“Illegality” has the meaning specified in Section 5(b).

“Indemnifiable Tax” means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient
(including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organized, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this
Agreement or a Credit Support Document).

“law” includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and “lawful” and “unlawful” will be construed accordingly.

“Local Business Day” means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located and, if different, in the principal financial center, if any, of the currency of such payment, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the

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city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by Section 2(b), in the place where the relevant new account is to be located and (d) in relation to
Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.

“Loss” means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and a party, the Termination Currency Equivalent of an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or any gain resulting from any of them).  Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except, so as to avoid duplication, if Section 6(e)(i)(l) or (3) or
6(e)(ii)(2)(A) applies.  Loss does not include a party’s legal fees and out-of-pocket expenses referred to under
Section 11.  A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable.  A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.

“Market Quotation” means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers.  Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number)
or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the “Replacement Transaction”) that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date.  For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included.  The Replacement
Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree.  The party making the determination (or its agent) will request each Reference
Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time
(without regard to different time zones) on or as soon as reasonably practicable after the relevant Early
Termination Date.  The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other.  If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values.  If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations.  For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded.  If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.

“Non-default Rate” means a rate per annum equal to the cost (without proof or evidence of any actual cost)
to the Non-defaulting Party (as certified by it) if it were to fund the relevant amount.

“Non-defaulting Party” has the meaning specified in Section 6(a).

“Office” means a branch or office of a party, which may be such party’s head or home office.

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“Potential Event of Default” means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Reference Market-makers” means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.

“Relevant Jurisdiction” means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organized, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this
Agreement and (d) in relation to any payment, from or through which such payment is made.

“Scheduled Payment Date” means a date on which a payment or delivery is to be made under Section 2(a)(i)
with respect to a Transaction.

“Set-off” means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.

“Settlement Amount” means, with respect to a party and any Early Termination Date, the sum of:--

(a)the Termination Currency Equivalent of the Market Quotations (whether positive or negative) for each
Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined;
and

(b)such party’s Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.

“Specified Entity” has the meaning specified in the Schedule.

“Specified Indebtedness” means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

“Specified Transaction” means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support
Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), (b) any combination of these transactions and (c) any other transaction identified as a Specified
Transaction in this Agreement or the relevant confirmation.

“Stamp Tax” means any stamp, registration, documentation or similar tax.

“Tax” means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.

“Tax Event” has the meaning specified in Section 5(b).

“Tax Event Upon Merger” has the meaning specified in Section 5(b).

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“Terminated Transactions” means with respect to any Early Termination Date (a) if resulting from a
Termination Event, all Affected Transactions and (b) if resulting from an Event of Default, all Transactions
(in either case) in effect immediately before the effectiveness of the notice designating that Early Termination
Date (or, if “Automatic Early Termination” applies, immediately before that Early Termination Date).

“Termination Currency” has the meaning specified in the Schedule.

“Termination Currency Equivalent” means, in respect of any amount denominated in the Termination
Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the “Other Currency”), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other
Currency as at the relevant Early Termination Date, or, if the relevant Market Quotation or Loss (as the case may be), is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such
Other Currency with the Termination Currency at or about 11:00 a.m.  (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date.  The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties.

“Termination Event” means an Illegality, a Tax Event or a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

“Termination Rate” means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

“Unpaid Amounts” owing to any party means, with respect to an Early Termination Date, the aggregate of
(a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination
Date and which remain unpaid as at such Early Termination Date and (b) in respect of each Terminated
Transaction, for each obligation under Section 2(a)(i) which was (or would have been but for
Section 2(a)(iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market

18ISDA® 1992

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value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate.  Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed.  The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

EDF Trading North America, LLC	Summer Energy, LLC
(Name of Party)	(Name of Party)
By: /s/Terry Nutt Name: Terry Nutt Title: Chief Financial Officer	By: /s/ Neil Leibman Name: Neil Leibman Title: Manager
Summer Energy Northeast, LLC (Name of Party) By: /s/ Neil Leibman Name: Neil Leibman Title: Manager

19ISDA® 1992

DB1/ 97256719.3

SCHEDULE

to the

ISDA MASTER AGREEMENT

(Multicurrency - Cross Border)

dated as of May 1, 2018

between

EDF TRADING NORTH AMERICA, LLC	and	Summer Energy, LLC And Summer Energy Northeast, LLC
(“Party A”)		(jointly and severally together, “Party B”)
being a limited liability company organized and existing under the laws of the State of Delaware		each being a limited liability company organized and existing under the laws of the State of Texas

Part 1.  Termination Provisions

In this Agreement:

(a)“Specified Entity” means:

in relation to Party A, for the purpose of:

Section 5(a)(v):	Not applicable
Section 5(a)(vi):	Not applicable
Section 5(a)(vii):	Not applicable
Section 5(b)(iv):	Not applicable

And in relation to Party B, for the purpose of:

Section 5(a)(v):	Not applicable
Section 5(a)(vi):	Not applicable
Section 5(a)(vii):	Not applicable
Section 5(b)(iv):	Not applicable

(b)“Specified Transaction” has the meaning specified in Section 14 of this Agreement except that such term is amended by adding after the phrase “currency option” set forth in the 8th line thereof, the phrase “agreement for the purchase, sale, exchange or transfer of any commodity or any other commodity trading transaction”.  For purposes of such definition, “commodity” means any tangible or intangible commodity of any type or description (including, without limitation, electric energy and/or capacity, ancillary services, transmission, congestion rights, renewable energy credits, emission allowances,

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petroleum and natural gas, coal and the products or by-products, or storage capacity or rights thereof).

(c)The “Cross Default” provisions of Section 5(a)(vi) of this Agreement apply to both Party A and Party B.  Section 5(a)(vi) is amended by deleting the phrase “, or becoming capable at such time of being declared” from clause (1) thereof.

If such provisions apply:

(i)“Specified Indebtedness” has the meaning specified in Section 14 of this Agreement.

(ii)“Threshold Amount” means:

(1)With respect to Party A: (1)  an amount in USD equivalent to 3% of the total shareholders’ equity of Party A (or its equivalent in another currency, being the amount of that other currency required to purchase such amount at the rate equal to the spot exchange rate of any foreign exchange agent selected in good faith by the party asserting that a Cross Default has occurred); and

(2)With respect to Party B: With respect to Party B: $1,000,000 (or its equivalent in another currency, being the amount of that other currency required to purchase such amount at the rate equal to the spot exchange rate of any foreign exchange agent selected in good faith by the party asserting that a Cross Default has occurred).

For purposes of the above, shareholders’ equity shall be determined by reference to the relevant party’s most recent consolidated balance sheet prepared in accordance with GAAP (as such term is defined in the Energy Services Agreement).

(d)The “Credit Event Upon Merger” provisions of Section 5(b)(iv) of this Agreement apply to Party A and Party B.  Section 5(b)(iv) of this Agreement is amended by adding the following to the end thereof:

“The foregoing does not constitute a Termination Event if (A) immediately thereafter the resulting, surviving, or transferee entity (which entity is the successor-in-interest to such party) is directly or indirectly owned or controlled by such party’s Credit Support Provider, if any, and the Credit Support Documents supporting such party’s obligations remain in full force and effect, or (B) in connection with or upon the occurrence thereof X or its successor or transferee (i) provides (or causes to be provided) to the other party (“Y”) within two (2) Local Business Days of Y’s written demand therefore, performance assurance in a form amount acceptable to Y in its reasonable discretion or (ii) enters into an amendment to this Agreement that amends the Credit Support Annex on terms acceptable to Y in its discretion.  If performance assurance is provided pursuant to clause (i), it will be in addition to any Eligible Credit Support required under the Credit Support

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Annex.”

(e)The “Automatic Early Termination” provision of Section 6(a) of this Agreement does not apply to Party A or to Party B unless the Event of Default specified in Sections 5(a)(vii)(1), (3), (4), (5), (6) or to the extent analogous thereto, (8), of this Agreement is governed by a system of law which does not permit termination to take place after the occurrence of the relevant Event of Default, in which case, the Automatic Early Termination provision of Section 6(a) of this Agreement applies to both Party A and Party B.

(f)Payments on Early Termination.  For the purpose of Section 6(e) of this Agreement

(i)Loss will apply; and

(ii)The Second Method will apply.

(g)“Termination Currency” means United States Dollars (“USD”).

(h)Additional Termination Event does not apply.

Part 2.  Tax Representations

(a)Payer Tax Representations.  For the purpose of Section 3(e) of this Agreement, Party A and Party B make the following representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement.  In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement, and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) of this Agreement by reason of material prejudice to its legal or commercial position.

(b)Payee Tax Representations. For the purpose of Section 3(f) of this Agreement, Party A and Party B make the representations specified below, if any:

(i)Party A represents that it is a limited liability company organized and existing under the laws of the State of Delaware and is a disregarded entity for federal tax purposes.  The entity that is treated as the owner of Party A’s assets for federal tax purposes is a United States person within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended.

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(ii)Party B represents that it is a limited liability company organized and existing under the laws of the State of Texas and for federal tax purposes is a United States person within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended.

Part 3.  Agreement to Deliver Documents

For the purpose of Section 4(a)(i) and (ii) of this Agreement, each party agrees to deliver the following documents, as applicable:

(a)Tax forms, documents or certificates to be delivered are:

Party required to deliver document	Form/Document/Certificate	Date by which to be delivered
Party A and Party B	An executed United States Internal Revenue Service Form W-9 (or any successor thereto)

(i)Upon the execution of this Agreement;

(ii)promptly upon reasonable demand by the other party; and

(iii)promptly upon learning that any such form previously provided by the party has become obsolete or incorrect.

Party A and Party B	Uniform Sales & Use Tax Certificate – Multijurisdiction or other similar applicable resale certificates.

(i)Upon the execution of this Agreement (if physical annex is attached);

(ii)promptly upon reasonable demand by the other party; and

(iii)promptly upon learning that any such form previously provided by the party has become obsolete or incorrect.

(b)Other documents to be delivered are:

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Party required to deliver document	Form/Document/Certificate	Date by which to be delivered	Covered by Section 3(d) Representation
Party A and Party B

A duly executed certificate reasonably acceptable to the receiving party evidencing the authority (i) of such party to execute, deliver and perform its obligations under this Agreement and any Credit Support Document to which it is a party and (ii) of its Credit Support Provider, if any, to execute, deliver and perform its obligations under each Credit

Support Document to which it is a party.

		Upon execution of this Agreement	Yes
Party A and Party B

A duly executed incumbency certificate reasonably acceptable to the receiving party certifying the name, true signature and authority of each person authorized to execute this Agreement and any Credit Support Document to which it is a party.

		Upon execution of this Agreement	Yes
Party A and Party B	Such other reasonable documentation (including financial information) the other party requests in connection with any Transaction.	Promptly upon request	Yes

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Party A and Party B	A copy of the most recently available annual report containing audited consolidated financial statements of the party or its Credit Support Provider, as applicable.	Promptly upon request if such financial statements are not available on “SEDAR”, “EDGAR” or on the party’s or its Credit Support Provider’s (as applicable) home page on the World Wide Web	Yes
Party A

A copy of the most recently available quarterly unaudited consolidated financial statements of Party A, or in the case of its Credit Support Provider, as applicable, a copy of its bi-annual consolidated financial statements

		Promptly upon request if such financial statements are not available on “SEDAR”, “EDGAR” or on the party’s or its Credit Support Provider’s (as applicable) home page on the World Wide Web	Yes
Party B	A copy of the most recently available quarterly unaudited consolidated financial statements of Party B or its Credit Support Provider, as applicable.	Promptly upon request if such financial statements are not available on “SEDAR”, “EDGAR” or on the party’s or its Credit Support Provider’s (as applicable) home page on the World Wide Web	Yes
Party A and Party B	Duly executed copy of each Credit Support Document specified in Part 4(e) of this Schedule.	Upon execution thereof	Yes

Part 4.  Miscellaneous

(a)Notices.

(i)Effectiveness.  Section 12(a) of the Agreement is amended by (A) deleting the phrase “facsimile transmission” set forth in the third line and replacing it with the word “email” and (B) deleting the phrase “if sent by telex, on the date the

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recipient’s answerback is received;” set forth in clause (ii) thereof and replacing it with the phrase “if sent by email, on the date it is delivered;”.

(ii)Addresses for Notices.  For the purpose of Section 12(a) of this Agreement:

Address for notices or other communication to Party A:

Address:EDF Energy Services, LLC

4700 W. Sam Houston Parkway N., Suite 250

Houston, TX 77041

Attention:Contracts Administration

Telephone:281-781-0333

Facsimile:281-653-1454

Email:edfes_contractadmin@edfenergyservices.com

With a copy of notices or other communication under Section 5 or 6 to:

Address:EDF Energy Services, LLC

4700 W. Sam Houston Parkway N., Suite 250

Houston, TX 77041

Attention:General Counsel

Facsimile:281-653-1454

Address for notices or other communication to Party B:

Address:Summer Energy Northeast, LLC

(formerly:  REP Energy, LLC)

5847 San Felipe Street #33700

Houston, Texas 77057

Attention:Jaleea George

Telephone:713-375-2793

Facsimile:713-481-8470

Email:jgeorge@summerenergy.com

With a copy to:

Address:Kirton McConkie PC

50 E. South Temple

Salt Lake City, UT 84111

Attention:Alexander N. Pearson

Telephone:801-328-3600

Facsimile:801-212-2006

Email:apearson@kmclaw.com

(b)Offices.  The provisions of Section 10(a) apply to this Agreement.

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(c)Multibranch Party.  For the purpose of Section 10(c) of this Agreement:

(i)Party A is not a Multibranch Party.

(ii)Party B is not a Multibranch Party.

(d)Calculation Agent.  The Calculation Agent is Party A unless an Event of Default has occurred and is continuing with respect to Party A and Party A is the sole Defaulting Party, in which case the Calculation Agent will be Party B (or any designated third party mutually agreed to by the parties) until such time as Party A is no longer the sole Defaulting Party.  The failure by a party to perform any duties of the Calculation Agent under this Agreement is not an Event of Default or Termination Event under Sections 5(a) or (b) of this Agreement.

(e)Credit Support Document.  Details of Credit Support Documents are as follows:

(i)With respect to Party A and Party B, the Credit Support Annex.  For purposes of this Agreement, “Credit Support Annex” means the annex to this Schedule in the form of the ISDA Credit Support Annex, as published by ISDA in 1994, that includes the version of Paragraph 13 thereto that accompanies, and forms a part of, such annex and this Schedule.

(ii)With respect to Party A, none.

(iii)With respect to Party B, that certain Guaranty provided by Party B’s Credit Support Provider in respect of this Agreement, as may be amended, restated, supplemented or otherwise modified from time to time and any replacement thereto issued by Party B’s Credit Support Provider.

(f)Credit Support Provider.

(i)Credit Support Provider means in relation to Party A:  Not applicable.

(ii)Credit Support Provider means in relation to Party B:  Summer Energy Holdings, Inc.

(g)Governing Law.  This Agreement is governed by to be and construed in accordance with the laws of the State of New York (without giving effect to any provision of New York law that would cause another jurisdiction’s laws to be applied).

(h)Netting of Payments.  The limitation set forth in Section 2(c)(ii) of this Agreement does not apply.  The result of the foregoing election is that the netting contemplated by Section 2(c) of this Agreement applies to all Transactions.

(i)“Affiliate” has the meaning specified in Section 14 of this Agreement.

Part 5.  Other Provisions

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(a)Incorporation of Definitions.  Unless otherwise specified in a Confirmation, this Agreement and each Confirmation incorporates, and is subject to and governed by, the 2005 ISDA Commodity Definitions (the “Commodity Definitions”) and the 2006 ISDA Definitions (the “Definitions”), each as published by the International Swaps and Derivatives Association, Inc. and as amended, supplemented, updated and restated through the date of this Agreement.

If there is any conflict between the provisions of this Agreement and the provisions of the Commodity Definitions or the Definitions, the provisions of this Agreement apply.  If there is any conflict between the Commodity Definitions and the Definitions, the Commodity Definitions apply.  If there is any conflict between the provisions of this Agreement and a Confirmation, the provisions of the Confirmation apply with respect to the applicable Transaction.  The references in the Definitions to “Swap Transaction” are deemed to be references to any Transaction.

(b)Additional Representations.  Section 3 of this Agreement is amended by adding the following additional representations as clauses (g), (h), and (i) thereof:

“(g)It is an “eligible contract participant” as such term is defined in Section 1a(18) of the U.S. Commodity Exchange Act (7 U.S.C. § 1a(18)).

(h)It is entering into this Agreement, any Credit Support Document to which it is a party, each Transaction, and each other document executed and delivered in accordance with this Agreement as principal and not as agent or in any other capacity, fiduciary or otherwise.

(i)In connection with the negotiation of, the entering into, and the confirming of the execution of this Agreement, any Credit Support Document to which it is a party, each Transaction and any other documentation relating to this Agreement to which it is a party or that it is required by this Agreement to deliver:

(i)the other party hereto or thereto is not acting as a fiduciary or financial or investment advisor for it;

(ii)it is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (except such representations as may be expressly set forth in this Agreement, in such Credit Support Document or in any Confirmation);

(iii)the other party hereto or thereto has not given to it (directly or indirectly through any other person) any assurance, guarantee, or representation whatsoever as to the expected or projected success, profitability, return, performance, result, effect, consequence, or benefit (either legal, regulatory, tax, financial, accounting, or otherwise) of this Agreement, such Credit Support Document, such Transaction or other documentation;

(iv)it has consulted with its own legal, regulatory, tax, business, investment,

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financial, and accounting advisors to the extent it has deemed necessary, and it has made its own investment, hedging, and trading decisions (including decisions regarding the suitability of any Transaction pursuant to this Agreement) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the other party hereto or thereto;

(v)all trading decisions have been the result of arm’s length negotiations between the parties; and

(vi)it is entering into this Agreement, such Credit Support Document, each Transaction and any other documentation relating to this Agreement with a full understanding of all of the terms, conditions and risks hereof and thereof (economic and otherwise), and it is capable of assuming and willing to assume (financially and otherwise) those risks.”

(c)Accuracy of Specified Information.  Section 3(d) of this Agreement is amended by adding in the third line thereof after the word “respect” and before the period the phrase “or, in the case of audited or unaudited financial statements, such financial statements fairly present, as of their date, the financial condition of the relevant entity in accordance with generally accepted accounting principles in the country of such entity’s formation or incorporation, as applicable, consistently applied.”

(d)Transaction Procedure.

(i)The parties agree that the essential terms of each Transaction to be entered into hereunder may be orally agreed upon over the telephone, in writing via email or instant messaging system, and in accordance with any other method customary for commodity transactions of the type proposed.

(ii)Following agreement on the terms of a Transaction, Party A shall complete and sign a Confirmation recording the agreed upon terms and forward same to Party B.  Party B shall either execute and return the Confirmation or return the Confirmation with applicable corrections, if any, within two (2) Local Business Days of receipt of the Confirmation.  Failure of Party A to complete and sign a Confirmation will not affect the validity or enforceability of the Transaction.  The Parties shall resolve any dispute in respect of a Confirmation raised within the applicable two (2) Local Business Day period in good faith and, if available, with reference to the recorded telephone negotiations of the Transaction, if any, or with reference to any written exchange confirming the terms of the Transaction at the time such Transaction was entered into.  Failure by Party B to respond to any Confirmation within the two (2) Local Business Day period after receipt will not adversely affect the binding, valid and enforceable nature of any Transaction and will, absent manifest error, be deemed to be an affirmation of the terms of the Transaction as set out in the Confirmation.

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(e)Rounding. Prices for the following will be rounded as follows:

Commodity Pricing in MWh:	rounded to the nearest fourth decimal place
Commodity Pricing in MMBtu:	rounded to the nearest fourth decimal place
All Dollar amounts:	rounded to the nearest cent

(f)Bank Fees.Each party making a payment to the other party is responsible for any bank fees or charges associated with such payment and shall not deduct such fees from the payment owed to the other party.

(g)Set-off.  The following subsection (f) is added to Section 6 of this Agreement:

“(f)Set-off. Any amount (“Early Termination Amount”) payable to one party (the “Payee”) by the other party (the “Payer”) under Section 6(e) of this Agreement, in circumstances where there is a Defaulting Party or one Affected Party in the case where a Termination Event under Section 5(b)(iv) of this Agreement or any other Termination Event with respect to which all Transactions are Affected Transactions has occurred, will, at the option of the party (“X”) other than the Defaulting Party or the Affected Party (and without prior notice to the Defaulting Party or the Affected Party), be reduced by means of set off against any amount(s) (“Other Agreement Amount”) payable (whether at such time or in the future or upon the occurrence of a contingency) by the Payee to the Payer (irrespective of the currency, place of payment or booking office of the obligation) under any other agreement(s) between the Payee and the Payer or instrument(s) or undertaking(s) issued or executed by the Payee to, or in the favor of, the Payer (and the Other Agreement Amount will be discharged promptly and in all respects to the extent it is so set-off).  X will give notice to the other party of any set-off effected under this paragraph, The failure to provide notice of set-off does not affect the validity of such set-off.

For this purpose, either the Early Termination Amount or the Other Agreement Amount (or the relevant portion of such amounts) may be converted by X into the currency in which the other is denominated at the rate of exchange at which such party would be able, acting in a reasonable manner and in good faith, to purchase the relevant amount of such currency.  The term “rate of exchange” includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the relevant currency.

If any obligation is unascertained, X may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other party when the obligation is ascertained.  Nothing in this subsection is effective to create a charge or other security interest.  This subsection is without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise).”

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(h)Bankruptcy Provisions.  Each party acknowledges, intends and, as applicable, agrees that:

(i)Each transfer of funds, securities or other property under this Agreement or any Transaction constitutes a transfer that may not be avoided under Sections 544, 545, 547, 548(a)(2) or 548(b) of Title 11 of the United States Code or similar or parallel Canadian legislation (the “Bankruptcy Code”).

(ii)The rights given to each party hereunder upon an Event of Default by the other to cause the liquidation and termination of Transactions and to set-off mutual debts and claims in connection therewith, may not be stayed, limited or avoided under the Bankruptcy Code including, without limitation, Section 362, 365(e) or 105(a) of the Bankruptcy Code.

(iii)(A) all transactions entered into under this Agreement constitute a “forward contract” within the meaning of the Bankruptcy Code or a “swap agreement” within the meaning of the Bankruptcy Code; (B) each party hereto is a “forward contract merchant” within the meaning of the Bankruptcy Code; (C) all payments made or to be made by one party to the other party pursuant to this Agreement constitute “settlement payments” within the meaning of the Bankruptcy Code; (D) all transfers of Eligible Credit Support or other performance assurance by one party to the other party under this Agreement constitute “margin payments” within the meaning of the Bankruptcy Code; and (E) this Agreement constitutes a “master netting agreement” within the meaning of the Bankruptcy Code.

(iv)For purposes of this Agreement, the such party is not a “utility” as such term is used in 11 U.S.C. Section 366, and therefore each party waives and agrees not to assert the applicability of the provisions of 11 U.S.C. Section 366 in any bankruptcy proceeding wherein such party is a debtor.  In any such proceeding, each party further waives the right to assert that the other party is a provider of last resort.

(i)Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction only, be ineffective to the limited extent of such prohibition or unenforceability unless such severance will materially impair the benefits of the remaining portions of this Agreement or materially change the reciprocal obligations of the parties.  Any severance will occur without otherwise invalidating or adversely affecting the validity or enforceability of the remainder of this Agreement in such jurisdiction or invalidating or adversely affecting the validity or enforceability of this Agreement as a whole in any other jurisdiction.  If severance is required, the parties shall in good faith negotiate a replacement for the prohibited or unenforceable provision, the economic effect of which approximates as close as possible that of the prohibited or unenforceable provision.

(j)WAIVER OF JURY TRIAL.  EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL

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BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY CREDIT SUPPORT DOCUMENT.  EACH PARTY:

(i)CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY OR ANY CREDIT SUPPORT PROVIDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY WOULD NOT IN THE EVENT OF A SUIT, ACTION OR PROCEEDING SEEK TO ENFORCE THE FOREGOING WAIVER; AND

(ii)ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND PROVIDE FOR ANY CREDIT SUPPORT DOCUMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(k)Termination of Agreement.  If there are no Transactions (or any present or future payment or delivery obligations, contingent or otherwise, thereunder) outstanding under this Agreement, either party may, upon thirty (30) Local Business Days’ notice to the other, terminate this Agreement.  Such termination will not prejudice any rights or obligations that may have accrued prior to such termination.

(l)Consent to Recording.  Each party consents to the recording of all telephone conversations between its employees and agents and the employees and agents of the other party and each party represents and warrants that its employees and agents have consented to all such recordings.  Any resulting recordings and other evidence may be introduced to prove a Transaction between the parties and to establish any matters pertinent to a Transaction.

(m)LIMITATION OF LIABILITY.  NO PARTY IS LIABLE FOR OR REQUIRED TO PAY EXEMPLARY, PUNITIVE, SPECIAL, INCIDENTAL, CONSEQUENTIAL OR INDIRECT DAMAGES (WHETHER OR NOT ARISING FROM ITS NEGLIGENCE) TO ANY OTHER PARTY, BUT NOTHING IN THIS PROVISION AFFECTS THE ENFORCEABILITY OF SECTION 6(E) OF THIS AGREEMENT.  IF AND TO THE EXTENT ANY PAYMENT REQUIRED TO BE MADE PURSUANT TO THIS AGREEMENT IS DEEMED TO CONSTITUTE LIQUIDATED DAMAGES, THE PARTIES ACKNOWLEDGE AND AGREE THAT SUCH DAMAGES ARE DIFFICULT OR IMPOSSIBLE TO DETERMINE AND THAT SUCH PAYMENT IS INTENDED TO BE A REASONABLE APPROXIMATION OF THE AMOUNT OF THE DAMAGES AND NOT A PENALTY.

(n)Confidentiality.  Each party agrees that this Agreement and all other documents relating to this Agreement and any other information provided to it or its Credit Support Provider, if any, will be kept confidential, subject to the following exceptions:

(i)A party may disclose information to its Affiliates and its and their respective directors, employees, regulators, counsel, auditors, agents or other advisors (“Representatives”) to whom it is necessary to show the information for purposes

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related to its relationship with the other party, each of whom will be informed of the confidential nature of the information.

(ii)A party may disclose information (1) in any statement or testimony pursuant to a subpoena, summons or order by any court, government body, agency or authority, or otherwise required by law, order, regulation, ruling or in connection with applicable litigation; (2) upon the request or demand of any applicable regulatory authority, self-regulatory authority, governmental agency or authority, or independent system operator or regional transmission operator; and (3) in order to comply with any applicable law, order, or regulation applicable to it.  In connection with any such disclosure pursuant to clause (1) or (2), the party shall to the extent practical and permitted provide prior notice of such disclosure to the other party in order to permit the party to take any action that it deems necessary to protect the confidentiality of such information.

(iii)A party may disclose information to potential or actual bona fide assignees, participants and/or other transferees of an interest in extensions of credit related to any contemplated transaction, but only in connection with assignments or transfers permitted under the terms of Section 7 of this Agreement (such entities will be subject to the same confidentiality provisions as those of the parties hereto).

(iv)A party may disclose information to third parties on a no name basis for the sole purpose of calculating a published index.

(v)A party may disclose information to a ratings agency in connection with the party’s or its Credit Support Provider’s credit rating.

(vi)The following information is not subject to the foregoing obligations of confidentiality and use:  information that (1) is or becomes generally available to the public other than as a result of a disclosure by the other party or its Representatives; (2) becomes available to the other party on a non-confidential basis from a source other than that party or one of its agents; (3) was known to the party on a non-confidential basis or independently developed by the party prior to its disclosure by the other party or one of its Representatives or (4) was independently developed by the other party without reference to the confidential information of the disclosing party.

(vii)Party B may disclose the terms of this Agreement by filing the same on the EDGAR system of the United States Securities and Exchange Commission.

(o)Reference Market-makers.  The definition of “Reference Market-makers” in Section 14 of this Agreement is amended by inserting the phrase “non-affiliated” before the word “dealers” and by deleting clause (b) thereof.

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(p)Change of Account.  Section 2(b) of this Agreement is amended by adding the following at the end thereof:

“Unless the other party consents (which consent shall not be unreasonably withheld), such new account must be in the same tax jurisdiction as the original account.”

(q)Fully Performed Transactions.  Notwithstanding Sections 5 and 6 of this Agreement, if at any time and so long as one of the parties to this Agreement (“X”) has satisfied in full all of its payment and delivery obligations under this Agreement and has at that time no future payment or delivery obligations, whether absolute or contingent, then unless the other party (“Y”) is required pursuant to appropriate proceedings to return to X or otherwise returns to X upon demand of X any portion of any such payment or delivery, (i) the occurrence of an event described in Section 5(a) of this Agreement with respect to X, any Credit Support Provider of X or any Specified Entity of X does not constitute an Event of Default or Potential Event of Default with respect to X as the Defaulting Party and (ii) Y is entitled to designate an Early Termination Date pursuant to Section 6 of this Agreement only as a result of the occurrence of a Termination Event set forth in (x) either Section 5(b)(i) or 5(b)(ii) of this Agreement with respect to Y as the Affected Party or (y) Section 5(b)(iii) of this Agreement with respect to Y as the Burdened Party.

(r)Events of Default.  Section 5(a)(vii) of this Agreement is amended by the insertion (a) in subclause (3) after the words “benefit of its creditors” the words “or sends out a notice convening a meeting of its creditors to propose a voluntary arrangement”, and (b) in subclause (4) after the words “instituted or presented against it” the parenthetical “(unless instituted or presented against it by any of its Affiliates)”.

(s)Dodd Frank Requirements - Reporting.

(i)In satisfaction of the Dodd Frank Requirement that counterparties to a Reportable Swap Transaction having the same regulatory status under the Dodd Frank Requirements mutually agree as to the identity of the Reporting Party, Party A and Party B agree, as a term of each Reportable Swap Transaction, as follows:

(1)For all Reportable Swap Transactions (if any) between Party A and Party B, Party A is the Reporting Party for all reporting required pursuant to Parts 43 and 45 of the CFTC Regulations.

(2)For any End-User Swap Transaction with respect to which Party A is the sole electing party and, on the condition that Party B has complied with its obligations under Part 5(s)(ii)(3) below, for any End-User Swap Transaction with respect to which Party B is an electing party, Party A is responsible for all reporting required pursuant to Section 50.50(b) of the CFTC Regulations.

(ii)In connection with the agreements of Party A above and in order to permit Party A, as the Reporting Party, to comply with the Reporting Regulations, Party B agrees that:

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(1)It will timely provide to Party A (A) notice of any change in the “primary economic terms”, as such term is used in the Reporting Regulations, of any Reportable Transaction and (B) all other information reasonably requested by Party A to allow it to comply with the Reporting Regulations.

(2)Notwithstanding any confidentiality or other similar agreement, obligation, or requirement between the parties, Party A may disclose the information required by the Reporting Regulations to a swap data repository and Party B waives, solely to the extent necessary to permit such disclosure, any obligation of confidentiality which would otherwise bar or restrict such disclosure.

(3)With respect to each End-User Swap Transaction with respect to which Party B is an electing party, it (A) is eligible to exercise an exception from the applicable mandatory clearing obligation, (B) it will have filed, as permitted by Section 50.50(b)(2) of the CFTC Regulations, an Annual End-User Information Report and any required amendment thereto during the three hundred sixty-five (365) day period immediately preceding the trade date for the End-User Swap Transaction and (C) will, upon request, provide Party A copy of its current Annual End-User Information Report.

(4)It is not, as of the date of the Master Agreement, an entity registered as a “Swap Dealer” or “Major Swap Participant” and is not a “Financial Entity” (as such terms are defined in the Dodd-Frank Requirements) and, in the event it registers as or becomes such an entity, it will promptly notify Party A in writing of such change in its status and this Part 5(s) will be deemed deleted from this Agreement and replaced with “[RESERVED]” with no further action required of either party.

(iii)The failure of either party to comply with its respective obligations under this Part 5(s) does not constitute an event of default or termination event (however defined or described) under, or otherwise constitute grounds on which the other party may vitiate, cancel, or otherwise terminate any Reportable Swap Transaction between the parties or any agreement (including this Agreement) governing the terms thereof, or any other agreement between the parties. Notwithstanding the agreement set forth in clause (i) above, nothing in this Agreement precludes Party A from relying on any applicable no-action or other relief.

(iv)For purposes of this Part 5(s), the following terms have the following meanings:

“Annual End-User Information Report” means a report of all information required to be reported under Section 50.50(b)(1)(iii) of the CFTC Regulations

“CFTC” means the Commodity Futures Trading Commission.

“CFTC Regulations” means the regulations promulgated by the CFTC and set

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forth in Title 17 of the Code of Federal Regulations, as amended from time to time, and any interpretations or other guidance published by the CFTC with respect thereto, as in effect from time to time.

“Dodd Frank Requirements” means the collective reference to the Dodd-Frank Wall Street Reform and Consumer Protection Act, Pub. L. No. 11-203, as amended from time to time, and the CFTC Regulations implementing such act.

“End-User Swap Transaction” means a Reportable Swap Transaction entered into between Party A and Party B for which a party elects the exception to an applicable (if any) mandatory clearing requirement under Section 2(h)(7)(A) of the Commodity Exchange Act (7 U.S.C. § 2(h)(7)(A)).

“Reportable Swap Transaction” means a transaction that constitutes a “Swap” under, and as such term is defined in, the Dodd Frank Requirements.

“Reporting Party” means the party to a Reportable Swap Transaction responsible for complying with the mandatory data reporting provisions applicable to such Reportable Swap Transaction.

“Reporting Regulations” means the applicable mandatory data reporting obligations of Parts 43 and 45 and Section 50.50(b) of the CFTC Regulations.

(t)Legal Entity Identifier.

Party A’s Legal Entity Identifier is 549300AGC7BAI04R6015.

Party B’s Legal Entity Identifier is:

Summer Energy, LLC: 254900B27CF40NWYFV43

Summer Energy Northeast, LLC: 254900V0P3NDXMN3RP59

(u)Commodity Trade Options.  With respect to each Transaction entered into that constitutes a “commodity option transaction” as such term is used in Part 32 of Title 17 of the Code of Federal Regulations, each party represents to the other party as of the date that such Transaction is offered and as of the date that such Transaction is entered into that (i) it is a producer, processor, or commercial user of, or a merchant handling the commodity that is the subject of such Transaction; (ii) it is entering into the Transaction solely for purposes related to its business as such; and (iii) it intends to physically settle such Transaction such that if the option associated with such Transaction is exercised, the option would result in the sale of an “exempt commodity” (as such term is defined in Section 1a(20) of the Commodity Exchange Act, as amended), for immediate or deferred delivery.

(v)Joint and Several Liability.Each of Summer Energy, LLC and Summer Energy Northeast, LLC hereby agrees that the obligations, covenants and agreements of Party B hereunder shall be joint and several obligations, covenants and agreements of each of

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Summer Energy, LLC and Summer Energy Northeast, LLC, whether or not specifically stated herein without preferences or distinctions among them.  For the avoidance of doubt, each of such parties is individually making all representations hereunder with respect to itself and each other such party.

Part 6.  Physically Settled Power Transactions

Paragraphs (a) through (i) of the form of ISDA North American Power Annex, as set forth in Sub-Annex F to the 2005 ISDA Commodity Definitions, are incorporated into, supplement, and form a part of this Agreement as if set forth in this Part 6 in full without change or modification.  This Part 6 may be referred to in this Agreement and in any Confirmation as the “Power Annex” to this Agreement.

(j)Elective Provisions.

(1)Clause (a)(ii):  √   Applicability to Outstanding Power Transactions.  If not checked, not applicable.

(2)Clause (a)(iii):  √  Applicability of Outstanding Power Credit Support held by a party in connection with Outstanding Power Transactions.  If not checked, not applicable.

(3)Clause (c):  √  Accelerated Payment Damages.  If not checked, not applicable.

(4)Clause (d)(ii):Timeliness of Payment

      Option A

  √  Option B

If neither is checked, Option B shall be deemed to apply.

(5)Clause (h)(i):Wholesale Power Tariffs

  √  Party A Electric Tariff.  Tariff/Date/Docket:

Tariff:  Market-Based Rate Tariff

Dated:  May 16, 2016

Docket Number:  ER16-00325-001

  √  Party B Electric Tariff.  Tariff/Date/Docket:

Summer Energy, LLC:

N/A

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Summer Energy Northeast, LLC:

Tariff:  Market-Based Rate Tariff

Dated:

Docket Number:  ER18-696-000

If not checked, not applicable.

(6)Clause (h)(ii):  √  Applicability of Severability provision.  If not checked, not applicable.

(7)Clause (h)(iii):   √  Applicability of FERC Standard of Review and Certain Covenants and Waivers.  If not checked, not applicable.

(k)Other Modifications to this Power Annex

(i)Mobile-Sierra Amendments.  Clause (h)(iii) of this Power Annex is amended and restated in its entirety as follows:

“(iii) FERC Standard of Review; Mobile-Sierra Waiver; Certain Covenants and Waivers.  If elected under clause (j) of this Power Annex as being applicable:

(a)Absent the agreement of all parties to the proposed change, the standard of review for changes to any rate, charge, classification, term or condition of this Agreement, whether proposed by a party (to the extent that any waiver in subsection (b) below is unenforceable or ineffective as to such party), a non-party or FERC acting sua sponte, will solely be the “public interest” application of the “just and reasonable” standard of review set forth in United Gas Pipe Line Co. v. Mobile Gas Service Corp., 350 U.S. 332 (1956) and Federal Power Commission v. Sierra Pacific Power Co., 350 U.S. 348 (1956) and clarified by Morgan Stanley Capital Group, Inc. v. Public Util. Dist. No. 1 of Snohomish, 554 U.S. 527 (2008) and NRG Power Marketing LLC v. Maine Pub. Util. Comm’n, 558 U.S. 165 (2010) (the “Mobile-Sierra” doctrine).

(b)In addition, and notwithstanding the foregoing subsection (a), to the fullest extent permitted by applicable law, each party, for itself and its successors and assigns, hereby expressly and irrevocably waives any rights it can or may have, now or in the future, whether under §§ 205 and/or 206 of the Federal Power Act or otherwise, to seek to obtain from FERC by any means, directly or indirectly (through complaint, investigation or otherwise), and each hereby covenants and agrees not at any time to seek to so obtain, an order from FERC changing any section of this Agreement specifying the rate, charge, classification, or other term or condition agreed to by the parties, it being the express intent of the parties that,

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to the fullest extent permitted by applicable law, neither party shall unilaterally seek to obtain from FERC any relief changing the rate, charge, classification, or other term or condition of this Agreement, notwithstanding any subsequent changes in applicable law or market conditions that may occur.  In the event it were to be determined that applicable law precludes the parties from waiving their rights to seek changes from FERC to their market-based power sales contracts (including entering into covenants not to do so) then this subsection (b) shall not apply, provided that, consistent with the foregoing subsection (a), neither party shall seek any such changes except solely under the “public interest” application of the “just and reasonable” standard of review and otherwise as set forth in the foregoing subsection (a).”

(ii)ERCOT Nodal Amendments.  Clauses (b) and (c) of this Power Annex are amended as specified in Paragraph 2 of that certain “Amendment relating to the Scheduling of Firm (LD) and Firm (No Force Majeure) Transactions in ERCOT’s Texas Nodal Market”, Version 2.0, as published by Edison Electric Institute effective November 19, 2010.

(iii)Form of Master Agreement.  Clauses (a) through (i) of this Power Annex are amended by deleting each instance of the reference “Part [6]” and replacing it with the phrase “Power Annex” and clause (i)(ii)(B) of this Part 6 is amended by deleting the phrase “Section [5(a)(ii)][5(a)(ii)(1)]” and replacing it with the words “Section 5(a)(ii)”.

(iv)Events of Default.  Clause (i)(ii)(A) of this Power Annex is amended by deleting the phrase “or delivery” and replacing it with the phrase “or delivery under Section 2(a)(i) or 2(e)”.

(v)Additional Definitions.  The following definition is added to clause (i)(iv) of this Power Annex in its appropriate alphabetical order:

““Claims” means all third party claims or actions, threatened or filed and, whether groundless, false, fraudulent or otherwise, that directly or indirectly relate to the subject matter of an indemnity, and the resulting losses, damages, expenses, attorneys’ fees and court costs, whether incurred by settlement or otherwise, and whether claims or actions are threatened or filed prior to or after the termination of the Agreement.”

(vi)Additional Product Definitions.  For purposes of defining the Product in connection with any applicable Power Transaction, the following terms have the following meanings:

“CAISO Energy” means with respect to a Power Transaction, a Product under which the Seller shall sell and the Buyer shall purchase a quantity of energy equal to the hourly quantity without Ancillary Services (as defined in the CAISO Tariff) that is or will be scheduled as a schedule coordinator to schedule coordinator transaction

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pursuant to the applicable tariff and protocol provisions of the California Independent System Operator (“CAISO”) (as amended from time to time, the “CAISO Tariff”) for which the only excuse for failure to deliver or receive is an “Uncontrollable Force” (as defined in the CAISO Tariff).

“West Firm” means with respect to a Power Transaction, a Product that is or will be scheduled as firm energy consistent with the most recent rules adopted by the WECC for which the only excuses for failure to deliver or receive are if an interruption is (i) due to an “Uncontrollable Force” as provided in Section 10 of the WSPP Agreement; or (ii) where applicable, to meet Seller’s public utility or statutory obligations to its customers.  Notwithstanding any other provision in this Agreement, if Seller exercises its right to interrupt to meet its public utility or statutory obligations, Seller shall be responsible for payment of damages for failure to deliver firm energy as provided in clause (c)(i) of this Power Annex.

“WECC” means the Western Electricity Coordinating Council.

“WSPP Agreement” means the Western Systems Power Pool Agreement as amended and in effect from time to time.”

(l)Notice Information for Power Transactions

PARTY A: EDF Energy Services, LLC	PARTY B: Summer Energy, LLC and Summer Energy Northeast, LLC
As set forth in Part 4 of the Schedule unless otherwise set forth below:	As set forth in Part 4 of the Schedule unless otherwise set forth below:
Invoices:	Invoices:
Attn.:Power Accounting Phone:281.653.1061 Email:poweracctg@edftrading.com	Attention: Jaleea GeorgeJaleea George Telephone: 713-375-2793713-375-2793 Facsimile: 713-481-8470713-481-8470 Email:jgeorge@summerenergy.com
Scheduling:	Scheduling:
Attn.:Scheduling Phone:281.781.0333	Phone:713-375-2789 Email:tandrews@summerenergy.com Fax:[_______]
Confirmations:	Confirmations:
Attn.:Confirmation Department Phone:281-781-0333 Email: Confirmations@edfenergyservices.com	Attn.:Travis Andrews Phone:713-375-2789 Email:tandrews@summerenergy.com Fax:[_______]
Wire Transfer - or - ACH (check one box):	Wire Transfer - or - ACH (check one box):
As set forth in Part 4 of the Schedule unless otherwise set forth below:	As set forth in Part 4 of the Schedule unless otherwise set forth below
Bank:Bank of America, NA ACCT : Wire ABA: ACH ABA: Other Details:Not Applicable	Bank:Comerica Bank Account: Wire ABA: ACH ABA: Other Details:Not Applicable
Bank:Comerica Bank Account: Wire ABA: ACH ABA: Other Details:Not Applicable

Part 7.  Physically Settled Gas Transactions

Paragraphs (a) through (k) of the form of ISDA North American Gas Annex, as set forth in Sub-Annex E to the 2005 ISDA Commodity Definitions, are incorporated into, supplement, and form a part of this Agreement as if set forth in this Part 7 in full without change or modification.  This Part 7 may be referred to in this Agreement and in any Confirmation as the “Gas Annex” to this Agreement.

(l)Elective Provisions.

(1)Clause (a)(ii):Outstanding Gas Transactions. This Gas Annex applies to the following pre-existing Gas Transactions pursuant to clause (a)(ii) of this Gas Annex:

  √  Option A: All Gas Transactions outstanding between the parties as of the date this Gas Annex becomes effective.

      Option B: The Gas Transactions listed in Schedule 1 to this Gas Annex.

      Option C: None of the Gas Transactions between the parties that were executed prior to the date this Gas Annex becomes effective.

If none of the above options is selected, Option A applies.

(2)Clause (a)(iii):Outstanding Gas Credit Support

  √  Outstanding Gas Credit Support held by a party in

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connection with Outstanding Gas Transactions is deemed to have been delivered under and in connection with this Agreement pursuant to clause (a)(iii) of this Gas Annex.  If not checked, not applicable.

(3)Clause (b)(ii):Performance Obligation (remedy for breach of Firm obligation)

  √  Option A: Cover Standard

      Option B: Spot Price Standard

If neither of the above options is selected, Option A applies.

(4)Clause (e):Taxes

  √  Option A: Buyer Pays At and After Delivery Point

      Option B: Seller Pays Before and At Deliver Point

If neither of the above options is selected, Option A applies.

(5)Clause (f)(ii):Payment Date

  √  Option A: The later of the twenty fifth (25th) Day of Month following Month of delivery or ten (10) Days after receipt of the invoice by Buyer (except that if the Payment Date is not a Local Business Day, payment is due on the next Local Business Day following that date).

      Option B: The later of the (__) Day of Month following Month of delivery or ten (10) Days after receipt of the invoice by Buyer (except that if the Payment Date is not a Local Business Day, payment is due on the next Local Business Day following that date).

      Option C: Notwithstanding anything to the contrary in the Schedule, payments with respect to both Gas Transactions and Power Transactions (as defined separately in the Schedule) will be netted and payable on or before the later of the twentieth (20th) Day of Month following Month of delivery or ten (10) Days after receipt of the invoice by Buyer (except that if the Payment Date is not a Local Business Day, payment is due on the next Local Business Day following that date).

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      Option D: Notwithstanding anything to the contrary in the Schedule, payments with respect to both Gas Transactions and Power Transactions (as defined separately in the Schedule) will be netted and payable on or before the later of the twenty fifth (25th) Day of Month following Month of delivery or ten (10) Days after receipt of the invoice by Buyer (except that if the Payment Date is not a Local Business Day, payment is due on the next Local Business Day following that date).

If none of the above options is selected, Option A applies.

(6)Clause (k)(xxii):Alternative to Spot Price Index. The parties have selected the following alternative index as the Spot Price Index: the Canadian Gas Price Reporter shall be the Spot Price Index for all Transactions with Alberta Delivery Points.

If no index is specified, the Spot Price Index specified in clause (k)(xxi) of this Gas Annex applies.

(m)Other Modifications to this Gas Annex

(i)The following clause (vi) is added to end of clause (f) of this Gas Annex:

“(vi)Mobile-Sierra Standard of Review.  Each party irrevocably waives its rights, including its rights under §§ 4-5 of the Natural Gas Act, unilaterally to seek or support a change in the rate(s), charges, classifications, terms or conditions of this Gas Annex, any Gas Transaction hereunder or any other agreements entered into in connection with this Agreement (collectively, the “Covered Agreements”).  By this provision, each party expressly waives its right to seek or support:  (i) an order from the U.S. Federal Energy Regulatory Commission (“FERC”) finding that the market-based rate(s), charges, classifications, terms or conditions agreed to by the parties under the Covered Agreements are unjust and unreasonable; or (ii) any refund with respect thereto.  Each party agrees not to make or support such a filing or request, and that these covenants and waivers shall be binding notwithstanding any regulatory or market changes that may occur hereafter.  Absent the agreement of all parties to the proposed change, the standard of review for changes to any section of the Covered Agreements proposed by a party (to the extent that any waiver as set forth in this Section (f)(vi) is unenforceable or ineffective as to such party), a non-party or FERC acting sua sponte, shall solely be the “public interest” application of the “just and reasonable” standard of review set forth in United Gas Pipe Line Co. v. Mobile Gas Service Corp., 350 U.S. 332 (1956) and Federal Power Commission v. Sierra Pacific Power Co., 350 U.S. 348 (1956) and clarified by Morgan Stanley Capital Group, Inc. v. Public Util. Dist. No. 1 of Snohomish, 554 U.S. 527 (2008) and NRG Power Marketing LLC v. Mine Pub. Util. Comm’n, 558 U.S. 165 (2010)

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(the Mobile-Sierra doctrine).”

(ii)The following clause (vii) is added to the end of clause (h) of this Gas Annex:

“(vii)Notwithstanding anything to the contrary in this section (h), Seller is not obligated to deliver, and Buyer is not obligated to receive, Gas under this Agreement at points other than the Delivery Point; (ii) if as a result of Force Majeure a party is prevented from delivering or receiving, as the case may be, only a portion of the Contract Quantity at the Delivery Point, then such party may only reduce the quantity of Gas it is obligated to deliver or receive, as the case may be, at the Delivery Point by the same percentage that it reduces its deliveries or receipts of Gas under firm transactions with all of its other customers at that Delivery Point for the applicable period regardless of the price paid hereunder or under firm transactions with other customers; and (iii) Force Majeure shall not extend the term of any transaction, or require a party to procure Gas from alternate sources of Gas or make up any quantity of Gas it would otherwise have been obligated to sell or purchase during any period in which Force Majeure was validly claimed.”

(n)Notices for Gas Transactions

PARTY A: EDF Energy Services, LLC	PARTY B: Summer Energy, LLC
As set forth in Part 4 of the Schedule unless otherwise set forth below:	As set forth in Part 4 of the Schedule unless otherwise set forth below:
Invoices:	Invoices:
Attn.:Gas Accounting Phone:281.781.0333 Email: gasinvoicing@edfenergyservices.com	Attention: Jaleea GeorgeJaleea George Telephone: 713-375-2793713-375-2793 Facsimile: 713-481-8470713-481-8470 Email:jgeorge@summerenergy.com
Nominations:	Nominations:
Attn.:Gas Trader Phone:281.781.0333	Attn.:Travis Andrews Phone:713-375-2789 Email:tandrews@summerenergy.com Fax:[_______]
Option Exercise:	Option Exercise:
Attn.:Gas Trader Phone:281.781.0333	Attn.:Travis Andrews Phone:713-375-2789 Email:tandrews@summerenergy.com Fax:[_______]
Confirmations:	Confirmations:
Attn.:Confirmation Department Phone:281.653.1683 Email: Confirmations@edfenergyservices.com	Attn.:Travis Andrews Phone:713-375-2789 Email:tandrews@summerenergy.com Fax:[_______]
Wire Transfer - or - ACH (check one box):	Wire Transfer - or - ACH (check one box):
As set forth in Part 4 of the Schedule unless otherwise set forth below:	As set forth in Part 4 of the Schedule unless otherwise set forth below
Bank:Bank of America, NA ACCT : Wire ABA: ACH ABA: Other Details:Not Applicable	Bank:Comerica Bank Account: Wire ABA: ACH ABA: Other Details:Not Applicable

[Signature Page Follows]

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The parties executing this Schedule have executed the Master Agreement and have agreed as to the contents of this Schedule.

EDF Trading North America, LLC	Summer Energy, LLC
By:/s/ Terry Nutt Name:Terry Nutt Title:Chief Financial Officer	By:/s/ Neil Leibman Name:Neil Leibman Title:Manager
Summer Energy Northeast, LLC
By:/s/ Neil Leibman Name:Neil Leibman Title:Manager

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(Bilateral Form)                                      (ISDA Agreements Subject to New York Law Only)

ISDA®

International Swaps and Derivatives Association, Inc.

CREDIT SUPPORT ANNEX

to the Schedule to the

ISDA Master Agreement

dated as of May 1, 2018

between

EDF TRADING NORTH AMERICA, LLC	SUMMER ENERGY, LLC and SUMMER ENERGY NORTHEAST, LLC
“Party A”	Jointly and Severally together, “Party B”

This Annex supplements, forms part of, and is subject to, the above-referenced Agreement, is part of its Schedule and is a Credit Support Document under this Agreement with respect to each party.

Accordingly, the parties agree as follows:--

Paragraph 1. Interpretation

(a)Definitions and Inconsistency.  Capitalized terms not otherwise defined herein or elsewhere in this
Agreement have the meanings specified pursuant to Paragraph 12, and all references in this Annex to Paragraphs are to Paragraphs of this Annex.  In the event of any inconsistency between this Annex and the other provisions of this Schedule, this Annex will prevail and in the event of any inconsistency between Paragraph 13 and the other provisions of this Annex, Paragraph 13 will prevail.

(b)Secured Party and Pledgor.  All references in this Annex to the “Secured Party” will be to either party when acting in that capacity and all corresponding references to the “Pledgor” will be to the other party when acting in that capacity; provided, however, that if Other Posted Support is held by a party to this Annex, all references herein to that party as the Secured Party with respect to that Other Posted Support will be to that party as the beneficiary thereof and will not subject that support or that party as the beneficiary thereof to provisions of law generally relating to security interests and secured parties.

Paragraph 2.  Security Interest

Each party, as the Pledgor, hereby pledges to the other party, as the Secured Party, as security for its Obligations, and grants to the Secured Party a first priority continuing security interest in, lien on and right of Set-off against all Posted Collateral Transferred to or received by the Secured Party hereunder.  Upon the Transfer by the Secured
Party to the Pledgor of Posted Collateral, the security interest and lien granted hereunder on that Posted Collateral will be released immediately and, to the extent possible, without further action by either party.

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ISDA®1994

Paragraph 3. Credit Support Obligations

(a)Delivery Amount. Subject to Paragraphs 4 and 5, upon a demand made by the Secured Party on or promptly following a Valuation Date, if the Delivery Amount for that Valuation Date equals or exceeds the Pledgor’s Minimum Transfer Amount, then the Pledgor will Transfer to the Secured Party Eligible Credit Support having a Value as of the date of Transfer at least equal to the applicable Delivery Amount (rounded pursuant to Paragraph I 3). Unless otherwise specified in Paragraph 13, the “Delivery Amount” applicable to the Pledgor for any Valuation Date will equal the amount by which:

(i) the Credit Support Amount

exceeds

(ii) the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party.

(b)Return Amount. Subject to Paragraphs 4 and 5, upon a demand made by the Pledgor on  or promptly following a Valuation Date, if the Return Amount for that Valuation Date equals or exceeds the Secured Party’s Minimum Transfer Amount, then the Secured Party will  Transfer to the Pledgor Posted Credit Support specified by the Pledgor in that demand having a Value as of the date of Transfer as close as practicable to the applicable Return Amount (rounded pursuant to Paragraph 13). Unless otherwise specified in Paragraph 13, the “Return Amount”  applicable to the Secured Party for any Valuation Date will equal the amount by which:

(i) the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party exceeds

(ii) the Credit Support Amount.

“Credit Support Amount” means, unless otherwise specified in Paragraph 13, for any  Valuation  Date  (i) the Secured Party’s  Exposure  for that  Valuation  Date plus  (ii) the  aggregate  of all  Independent  Amounts  applicable to the Pledgor, if any, minus (iii) all Independent Amounts applicable to the Secured Party, if any, minus (iv) the Pledgor’s Threshold; provided, however, that the  Credit  Support Amount  will  be  deemed  to be  zero whenever the calculation of Credit Support Amount yields a number less than zero.

Paragraph 4.  Conditions Precedent, Transfer Timing, Calculations and Substitutions

(a)Conditions Precedent. Each Transfer obligation of the Pledgor under Paragraphs 3 and  5  and  of  the Secured Party under Paragraphs 3, 4(d)(ii), 5 and 6(d) is subject to the conditions precedent that:

(i) no Event of Default, Potential  Event of Default  or Specified  Condition  has occurred  and is continuing with respect to the other party; and

(ii)no Early Termination Date for which any unsatisfied payment obligations exist has occurred or been designated  as the result of an Event of Default or Specified Condition with respect to the other party.

(b)Transfer Timing. Subject to Paragraphs 4(a) and 5 and unless otherwise specified, if a demand for the Transfer of Eligible Credit Support or Posted Credit Support is made by the Notification Time, then the relevant Transfer will be made not later than the close of business on the next Local Business Day; if a demand is made after the Notification Time, then the relevant Transfer will be made not later than the close of business on the second Local Business Day thereafter.

(c)Calculations. All calculations of Value and Exposure for purposes of Paragraphs 3 and 6(d) will be made by the Valuation Agent as of the Valuation Time. The Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) of its calculations not later than the Notification Time on the Local Business Day following the applicable Valuation Date (or in the case of Paragraph   6(d), following the date of calculation).

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(d)Substitutions.

(i) Unless otherwise specified in Paragraph 13, upon notice to the Secured Party specifying the items of Posted Credit Support to be exchanged, the Pledgor may, on any Local  Business Day, Transfer to the Secured Party substitute Eligible Credit Support (the “Substitute Credit Support”); and

(ii) subject to Paragraph 4(a), the Secured Party will Transfer to the  Pledgor the  items of Posted Credit Support specified by  the  Pledgor  in  its notice  not  later than  the  Local  Business  Day  following  the  date on which the  Secured  Party  receives  the  Substitute  Credit  Support,  unless  otherwise  specified  in Paragraph 13 (the “Substitution Date”); provided that the Secured Party will only be obligated to Transfer Posted Credit Support with a Value as of the date of Transfer of that Posted Credit Support equal to the Value as of that date of the Substitute Credit Support.

Paragraph 5. Dispute Resolution

If a party (a “Disputing Party”) disputes (I) the Valuation Agent’s calculation of a Delivery Amount or a Return Amount or (II) the Value of any Transfer of Eligible Credit Support or Posted  Credit  Support,  then  (1)  the Disputing Party will notify the other party and the Valuation Agent (if the Valuation Agent is not the other party) not later than the  close of business on the Local Business Day following (X) the date that the demand is made under Paragraph 3 in the  case of (I)  above or (Y) the  date of Transfer in the  case of (II) above, (2) subject to Paragraph 4(a), the appropriate party will Transfer  the  undisputed  amount  to the other  party  not  later than  the close of business  on the Local Business Day  following (X) the date that the demand  is made under Paragraph  3 in the case of (I) above or (Y) the date of Transfer in the case of (II) above, (3) the parties will consult with each other in an attempt to resolve the dispute and (4) if they  fail to resolve the dispute by the Resolution  Time, then:

(i) In the case of a dispute involving a Delivery Amount or Return Amount, unless otherwise specified in Paragraph 13, the Valuation Agent will recalculate the Exposure and the Value as of the Recalculation Date by:

(A) utilizing any calculations of Exposure for the Transactions (or Swap Transactions) that the parties have agreed are not in dispute;

(B) calculating the Exposure for the Transactions (or Swap Transactions) in dispute  by  seeking  four actual quotations at mid-market from Reference Market-makers for purposes of calculating Market Quotation, and taking the arithmetic average of those obtained; provided that if four quotations are not available for a particular Transaction (or Swap Transaction), then  fewer than  four  quotations  may  be used for that Transaction (or Swap Transaction); and if no quotations are available for a particular Transaction (or Swap Transaction), then the  Valuation  Agent’s  original  calculations  will  be  used  for that Transaction  (or Swap Transaction); and

(C) utilizing the procedures specified in Paragraph 13 for calculating the Value, if disputed, of Posted Credit  Support.

(ii) In the case of a dispute involving the Value of any Transfer of Eligible Credit Support or Posted Credit Support, the Valuation Agent will recalculate the Value as of the date of Transfer pursuant to Paragraph 13.

Following a recalculation pursuant to this Paragraph, the Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) not later than the Notification Time on the Local Business Day following the Resolution Time. The appropriate party  will, upon  demand  following that notice by  the Valuation  Agent  or a resolution pursuant to (3) above and subject to Paragraphs 4(a) and 4(b), make the appropriate Transfer.

DB1/ 97256732.2                                                                                                                                                  ISDA®1994

Paragraph 6. Holding and Using Posted Collateral

(a) Care of Posted Collateral. Without limiting the Secured Party’s rights under Paragraph  6(c), the  Secured Party will exercise reasonable care to assure the safe custody of all Posted Collateral to the extent required by applicable law, and in any event the Secured Party will be deemed to  have  exercised  reasonable  care  if  it exercises at least the same degree of care as it would exercise  with  respect  to  its  own  property.  Except as specified in the preceding sentence, the Secured Party will have no duty with respect to Posted Collateral, including, without limitation, any duty to collect any Distributions, or enforce or preserve any rights pertaining thereto.

(b)Eligibility to Hold Posted Collateral; Custodians.

(i) General. Subject to the satisfaction of any conditions specified in Paragraph 13 for holding Posted Collateral, the Secured Party will be entitled to hold Posted Collateral or to appoint an agent (a “Custodian”) to hold Posted Collateral for the Secured Party Upon notice by the Secured Party to the Pledgor of the appointment of a Custodian, the Pledgor’s obligations to make any Transfer will be discharged by making the Transfer to that Custodian.  The holding of Posted Collateral by a Custodian will be deemed to be the holding of that Posted Collateral by the Secured Party for which the Custodian is acting.

(ii) Failure to Satisfy Conditions. If the Secured  Party  or  its  Custodian  fails  to  satisfy  any  conditions for holding Posted Collateral, then upon  a demand made by the Pledgor, the Secured Party will, not  later than five Local Business Days after the demand, Transfer or cause its Custodian to  Transfer all Posted Collateral held by it to a Custodian that satisfies those  conditions or to  the  Secured  Party  if it satisfies those conditions.

(iii) Liability. The Secured Party will be liable for the acts or omissions of its Custodian to the same extent that the Secured Party would be liable hereunder for its own acts or omissions.

(c)Use of Posted Collateral. Unless otherwise specified in Paragraph 13 and without limiting the rights and obligations of the parties under Paragraphs 3, 4(d)(ii), 5, 6(d) and 8, if the Secured Party is not a Defaulting  Party or an Affected Party with respect to a Specified Condition and no Early Termination  Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Secured Party, then the Secured Party will, notwithstanding Section 9-207 of the New  York  Uniform  Commercial  Code, have the right to:

(i) sell, pledge, rehypothecate,  assign,  invest,  use,  commingle  or  otherwise  dispose  of,  or  otherwise  use in its business any Posted  Collateral  it holds,  free from  any  claim  or right  of any  nature  whatsoever  of the Pledgor, including any equity or right of redemption by the Pledgor; and

(ii) register any Posted Collateral in the name of the Secured Party, its Custodian or a nominee for  either.

For purposes of the obligation to Transfer Eligible Credit Support or Posted Credit Support  pursuant  to Paragraphs 3 and 5 and any rights or remedies authorized under  this  Agreement,  the  Secured  Party  will  be deemed to continue to hold all Posted Collateral and to receive Distributions made thereon, regardless of whether the Secured Party has exercised any rights with respect to any Posted Collateral pursuant to (i) or (ii) above.

(d)Distributions and Interest Amount.

(i) Distributions. Subject to Paragraph 4(a), if the Secured Party receives or is deemed to receive Distributions on a Local Business Day, it will Transfer to the Pledgor not later than the following Local Business Day any Distributions it receives or is deemed to receive to the extent that a Delivery Amount would not  be  created  or increased  by  that  Transfer,  as calculated  by  the  Valuation  Agent  (and  the  date of calculation will be deemed to be a Valuation Date for this purpose).

(ii) Interest Amount. Unless  otherwise  specified  in  Paragraph  13 and  subject  to  Paragraph  4(a),  in  lieu of any interest, dividends or other amounts paid or deemed to have been paid with  respect  to  Posted Collateral in the form of  Cash  (all  of which  may  be retained  by  the  Secured  Party),  the  Secured Party will  Transfer to the Pledgor  at the times specified  in Paragraph  13 the Interest Amount to the extent that a Delivery Amount would not be created or increased  by  that  Transfer,  as calculated  by  the  Valuation Agent (and the date of calculation will be deemed to  be a Valuation Date for this purpose). The Interest Amount  or  p01iion  thereof  not  Transferred  pursuant  to  this  Paragraph  will  constitute  Posted  Collateral in the form of Cash and will be subject to the security interest granted under Paragraph 2.

Paragraph  7. Events of Default

For purposes of Section 5(a)(iii)(1) of this Agreement, an Event of Default will exist with respect to a party if:

(i) that party fails (or fails to cause its Custodian) to make, when due, any Transfer of Eligible Collateral, Posted Collateral or the Interest Amount, as applicable, required to be made by  it  and  that  failure continues for two Local Business Days after notice of that failure is given to that party;

(ii) that party fails to  comply with any  restriction  or prohibition  specified  in this Annex  with  respect  to any of the rights  specified in Paragraph 6(c) and that failure continues for five Local Business Days after notice of that failure is given to that party; or

(iii) that party  fails to  comply  with  or  perform  any  agreement  or  obligation  other  than  those  specified in Paragraphs 7(i) and 7(ii) and that failure continues  for  30 days  after  notice  of that  failure  is given  to that party.

Paragraph 8. Certain Rights and Remedies

(a)Secured Party’s Rights and Remedies. If at any time (1) an Event of Default or Specified Condition with respect to the Pledgor has occurred and is continuing or (2) an Early Termination Date has  occurred  or  been designated as the result of an Event of Default or Specified Condition with  respect to the Pledgor, then,  unless the Pledgor has paid in full all of its Obligations that are then due, the Secured Party  may exercise one or more of the following rights and remedies:

(i) all rights and remedies available to a secured party under applicable law with respect to  Posted Collateral held by the Secured Party;

(iv) any other rights and remedies  available to the Secured Party  under the terms of Other Posted  Support, if any;

(iii) the right to  Set-off any amounts payable by  the Pledgor with respect to any Obligations against any Posted Collateral or the Cash equivalent of any Posted Collateral held by the Secured Party  (or  any obligation of the Secured Party to Transfer that Posted  Collateral);  and

(iv) the right  to  liquidate  any  Posted  Collateral  held  by  the  Secured  Party  through  one  or more  public or private sales or other dispositions with such notice,  if any,  as may  be  required  under  applicable  law, free from any claim or right of any nature whatsoever of the Pledgor, including any equity or  right of redemption by the Pledgor (with the Secured Party having the right to purchase any or all of the Posted Collateral to be  sold) and to  apply the proceeds (or the Cash  equivalent  thereof)  from the liquidation  of the Posted Collateral to any amounts payable by the Pledgor with respect to any Obligations in that order as the Secured Party may elect.

Each party acknowledges and agrees that Posted Collateral in the form of securities may decline speedily in value and is of a type customarily sold on a recognized market, and, accordingly, the Pledgor is not entitled to prior notice of any sale of that Posted Collateral by the Secured Party, except any notice  that  is  required  under applicable law and cannot be waived.

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(b)Pledgor’s Rights and Remedies. If at any time an Early Termination Date has  occurred  or  been designated as the result of an Event of Default or Specified Condition with respect  to the  Secured Party,  then (except in the case of an Early Termination Date relating to  less than  all  Transactions  (or  Swap Transactions) where the Secured Party has paid in full all of its obligations that are then due under Section  6(e)  of  this Agreement):

(i) the Pledgor may exercise all rights and remedies available to  a  pledgor  under  applicable  law  with respect to Posted Collateral held by the Secured Party;

(ii) the Pledgor may exercise any other rights and  remedies  available  to the Pledgor  under  the terms  of Other Posted Support, if any;

(iiI) the Secured Party will be obligated immediately to Transfer all Posted Collateral  and  the  Interest Amount to the Pledgor; and

(vi) to   the  extent  that   Posted   Collateral   or  the   Interest   Amount   is  not   so  Transferred   pursuant   to

(iii)above, the Pledgor may:

(A) Set-off any amounts payable by the Pledgor with respect to any Obligations against any Posted Collateral or the Cash equivalent of any Posted Collateral  held by the Secured Party  (or any obligation of the Secured Party to Transfer that Posted Collateral); and

(B) the extent that the Pledgor does not Set-off under (iv)(A) above, withhold payment of  any remaining amounts payable by the Pledgor with respect to any Obligations, up to the Value  of  any remaining Posted Collateral held  by  the  Secured  Party,  until  that  Posted  Collateral  is  Transferred  to the Pledgor.

(c)Deficiencies and Excess Proceeds. The Secured Party will Transfer to the Pledgor any proceeds and Posted Credit Support remaining after liquidation, Set-off and/or application under Paragraphs S(a) and S(b) after satisfaction in full of all amounts payable by the Pledgor with respect to any Obligations; the Pledgor in all events will remain liable for any amounts remaining unpaid after any liquidation, Set-off and/or application under Paragraphs S(a) and S(b).

(d) Final Returns. When no amounts are or thereafter may become payable by the Pledgor with respect to any Obligations (except for any potential liability under Section 2(d) of this Agreement), the Secured Party will Transfer to the Pledgor all Posted Credit Support and the Interest Amount, if any.

Paragraph 9. Representations

Each party represents to the other party (which representations will be deemed to be repeated as of each date on which it, as the Pledgor, Transfers Eligible Collateral) that:

(i) it has the power to grant a security interest in and lien on any  Eligible Collateral it Transfers as the Pledgor  and  has taken  all  necessary  actions to  authorize the  granting  of that security  interest  and  lien;

(ii) it is the sole owner of or otherwise has the right to Transfer all Eligible Collateral it Transfers to the Secured Party hereunder, free and clear of  any  security  interest,  lien,  encumbrance  or  other  restrictions other than the security interest and lien granted under Paragraph 2;

(iii) upon the Transfer of any Eligible Collateral to the Secured Party under the terms of this Annex, the Secured Party will have a valid and perfected first priority security  interest  therein  (assuming  that  any central clearing corporation  or any third-party  financial  intermediary  or other entity not within the control of the Pledgor involved in the Transfer of that Eligible Collateral gives the notices and takes the action required of it under applicable law for perfection of that interest); and

(iv)the performance by it of its obligations under this Annex will not  result  in  the  creation  of  any security interest, lien or other encumbrance  on  any  Posted  Collateral  other than  the security  interest  and lien granted under Paragraph 2.

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Paragraph 10. Expenses

(a)General. Except  as otherwise provided in Paragraphs lO(b) and lO(c), each party  will  pay  its own  costs and expenses in connection with performing its obligations under this Annex and neither party will be liable for any costs and expenses incurred by the other party in connection herewith.

(b)Posted Credit Support. The Pledgor will promptly pay when due all taxes, assessments  or charges of any nature that are imposed with  respect to Posted  Credit Support held by  the Secured  Party upon  becoming  aware of the same, regardless of whether any portion of that Posted Credit Support is subsequently disposed of under Paragraph 6(c), except for those taxes, assessments and charges that  result  from  the  exercise  of  the  Secured Party’s rights under Paragraph  6(c).

(c)Liquidation/Application of Posted Credit Support. All reasonable costs and expenses incurred by or on behalf of the Secured Party or the Pledgor in connection with the liquidation  and/or  application of any  Posted Credit Support under Paragraph 8 will be payable, on demand and pursuant to the Expenses Section of this Agreement, by the Defaulting Party or, if there is no Defaulting Party, equally by the parties.

Paragraph  11. Miscellaneous

(a)Default Interest. A Secured Party that fails to make, when due, any Transfer of Posted Collateral or the Interest Amount will be obligated to pay the Pledgor (to the extent permitted under applicable  law) an amount equal to interest at the Default Rate multiplied by the Value of the items of property that were required to be Transferred, from (and including) the date that Posted Collateral or Interest Amount was  required  to  be Transferred to (but excluding) the date of Transfer of that Posted Collateral or Interest Amount. This interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(b)Further Assurances. Promptly following a demand made by a party, the other party will execute, deliver, file and record any financing statement, specific assignment or other document and take any other action that may be necessary or desirable and reasonably requested by that party to  create,  preserve,  perfect  or validate  any security interest or lien granted under Paragraph 2, to enable that party to exercise or enforce its rights under this Annex with respect to Posted Credit Support or an Interest Amount or  to  effect  or  document  a  release  of  a security interest on Posted Collateral or an Interest Amount.

(c)Further Protection. The Pledgor will promptly give notice to the Secured Party of, and defend against, any suit, action, proceeding or lien that involves Posted Credit Support Transferred by the Pledgor or that could adversely affect the security interest and lien granted by it under Paragraph 2, unless that suit, action, proceeding or lien results from the exercise of the Secured Party’s rights under Paragraph 6(c).

(d)Good Faith and Commercially Reasonable Manner. Performance of all obligations under this Annex, including, but not limited to, all calculations, valuations and determinations made by either party, will be made in good faith and in a commercially reasonable manner.

(e)Demands and Notices. All demands and notices made by a party under this Annex will  be  made  as specified in the Notices Section of this Agreement, except as otherwise provided in Paragraph  13.

(f)Specifications of Certain Matters.  Anything  referred  to  in  this  Annex  as  being  specified  in  Paragraph 13 also may be specified in one or more Confirmations or other documents and this Annex will be construed accordingly.

Paragraph 12. Definitions

As used in this Annex: -

“Cash” means the lawful currency of the United States of America.

“Credit Support Amount” has the meaning specified in Paragraph 3.

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“Custodian” has the meaning specified in Paragraphs 6(b)(i) and 13.

“Delivery Amount” has the meaning specified in Paragraph 3(a).

“Disputing Party” has the meaning specified in Paragraph 5.

“Distributions” means with respect to Posted Collateral other than Cash, all principal, interest and other payments and distributions of cash or other property with respect thereto, regardless of whether the Secured Party has disposed of that Posted Collateral under Paragraph 6(c). Distributions will not include  any  item  of  property acquired by the Secured Party upon any disposition or  liquidation  of Posted  Collateral  or, with  respect  to  any Posted Collateral in the form of Cash, any distributions on that collateral, unless otherwise specified herein.

“Eligible Collateral” means, with respect to a party, the items, if any, specified as such for that party in Paragraph 13.

“Eligible Credit Support”   means Eligible Collateral and Other Eligible Support.

“Exposure” means for any Valuation Date or other date for  which Exposure is calculated and subject to Paragraph 5 in the case of a dispute, the amount, if any, that would be payable to a party that is the Secured Party by the other party (expressed as a positive number) or by a party that is the Secured Party to the other party (expressed as a negative number) pursuant to Section 6(e)(ii)(2)(A) of this Agreement as if all Transactions (or Swap Transactions) were being terminated as of the relevant Valuation Time; provided  that Market Quotation will be determined by the Valuation Agent using its estimates at mid-market of the amounts that would be paid for Replacement Transactions (as that term is defined in the definition of “Market Quotation”).

“Independent Amount” means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.

“Interest Amount” means, with respect to an Interest Period, the aggregate sum of the  amounts  of  interest calculated for each day in that Interest Period on the principal amount of Posted Collateral in the form of Cash held by the Secured Party on that day, determined by the Secured Party for each such day as follows:

(x) the amount of that Cash on that day; multiplied by

(y) the Interest Rate in effect for that day; divided by

(z) 360.

“Interest Period”  means  the  period  from  (and  including)  the  last  Local  Business  Day  on  which  an  Interest

Amount was Transferred (or, if no Interest Amount has yet been Transferred, the Local Business Day on which Posted Collateral in the form of Cash was Transferred to or received by the Secured Party) to (but excluding) the Local Business Day on which the current Interest Amount is to be Transferred.

“Interest Rate” means the rate specified in Paragraph 13.

“Local Business Day”, unless otherwise specified in Paragraph 13, has the meaning specified in the Definitions Section of this Agreement, except that references to a payment in clause (b) thereof will be deemed to include a Transfer under this Annex.

Minimum Transfer Amount” means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.

“Notification Time” has the meaning specified in Paragraph 13.

“Obligations” means, with respect to a party, all present and future obligations of that party under this Agreement and any additional obligations specified for that party in Paragraph 13.

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“Other Eligible Support” means, with respect to a party, the items, if any, specified as such for that party in Paragraph 13.

“Other Posted Support” means all Other Eligible Support Transferred to the Secured Party that remains in effect for the benefit of that Secured Party.

“Pledgor” means either party, when that party (i) receives a demand for or is required to Transfer Eligible Credit Support under Paragraph 3(a) or (ii) has Transferred Eligible Credit Support under Paragraph 3(a).

“Posted Collateral” means all Eligible Collateral, other property, Distributions, and all proceeds thereof that have been Transferred to or received by the Secured Pa1iy under this Annex and not Transferred to the Pledgor pursuant to Paragraph 3(b), 4(d)(ii) or 6(d)(i) or released by the Secured Party under Paragraph 8. Any Interest Amount or portion thereof not Transferred pursuant to Paragraph 6(d)(ii) will constitute Posted Collateral in the form of Cash.

“Posted Credit Support” means Posted Collateral and Other Posted Support.

“Recalculation Date” means the Valuation Date that gives rise to the dispute under Paragraph 5; provided, however, that if a subsequent Valuation Date occurs under Paragraph 3 prior to the resolution of the dispute, then the “Recalculation Date” means the most recent Valuation Date under Paragraph 3.

“Resolution Time” has the meaning specified in Paragraph 13.

“Return Amount”  has the meaning specified in Paragraph 3(b).

“Secured Party” means either party, when that party (i) makes a demand for or is entitled to receive Eligible Credit Support under Paragraph 3(a) or (ii) holds or is deemed to hold Posted Credit Support.

“Specified Condition” means, with respect to a party, any event specified as such for that party in Paragraph 13.

“Substitute Credit Support”   has the meaning specified in Paragraph 4(d)(i).

“Substitution Date”   has the meaning specified in Paragraph 4(d)(ii).

“Threshold” means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.

“Transfer” means, with respect to any Eligible Credit Support, Posted Credit Support or Interest Amount, and in accordance with the instructions of the Secured Party, Pledgor or Custodian, as applicable:

(i) in the case of Cash, payment  or  delivery  by  wire transfer  into one or more  bank  accounts  specified by the recipient;

(ii) in the case of certificated securities that cannot be paid or delivered  by  book-entry,  payment  or delivery in appropriate physical form to the  recipient or its account accompanied by any duly executed instruments of transfer, assignments in blank, transfer tax stamps and any other documents necessary to constitute a legally valid transfer to the recipient;

(iii) in the case of securities that can be paid or delivered by  book-entry, the giving of written instructions to the relevant depository institution or other  entity  specified  by  the  recipient,  together  with  a written copy thereof to the recipient, sufficient if complied with to result in  a  legally  effective  transfer  of the relevant interest to the recipient; and

(iv) in the case of Other Eligible Support or Other Posted Support, as specified in Paragraph 13.

“Valuation Agent” has the meaning specified in Paragraph 13

“Valuation Date” means each date specified in or otherwise determined pursuant to Paragraph 13.

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“Valuation Percentage” means, for any item of Eligible Collateral, the percentage specified in Paragraph 13.

“Valuation Time” has the meaning specified in Paragraph 13.

“Value” means for any Valuation Date or other date for which Value is calculated and subject to Paragraph 5 in the case of a dispute, with respect to:

(i)Eligible Collateral or Posted Collateral that is:

(A)Cash, the amount thereof; and

(B)a security, the bid price obtained by the Valuation Agent multiplied by the applicable Valuation
Percentage, if any;

(ii)Posted Collateral that consists of items that are not specified as Eligible Collateral, zero; and

(iii)Other Eligible Support and Other Posted Support, as specified in Paragraph 13.

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PARAGRAPH 13

to the

CREDIT SUPPORT ANNEX

to the

SCHEDULE

To the

ISDA MASTER AGREEMENT

dated as of May 1, 2018

between

EDF TRADING NORTH AMERICA, LLC	and	SUMMER ENERGY, LLC and SUMMER ENERGY NORTHEAST, LLC
(“Party A”)		(Jointly and severally together, “Party B”), each being a limited liability company organized and existing under the laws of the State of Texas being a limited liability company organized and existing under the laws of the State of Delaware

Paragraph 13.  Elections and Variables

(a)Security Interest for “Obligations”.  The term “Obligations” as used in this Annex includes the following additional obligations:

With respect to Party A:None

With respect to Party B:All obligations of Party B or any Affiliate of Party B to Party A or any of Party A’s Affiliates, whether direct or indirect, absolute or contingent, due or to become due or now existing or hereafter incurred, arising under or owed under the terms of (i) this Agreement (including any Confirmation hereunder), (ii) that certain Energy Services Agreement, dated as of the date hereof, between Party A and Party B (the “ESA”), (iii) that certain Security Agreement, dated as of the date hereof, by Party B in favor of Party A (the “Security Agreement”), (iv) that certain Pledge Agreement, dated as of the date hereof, by and between Summer Energy Holdings, Inc. in favor of Party A (the “Pledge Agreement”) and (v) that certain Guaranty, dated as of the date hereof, by Summer Energy Holdings, Inc., in favor of Party A (the “Guaranty” and, together with this Agreement and all Confirmations hereto, the ESA, the Security Agreement, and the Pledge Agreement, the “Secured Documents” ) (including post-petition interest or other obligations arising under the terms of any of the Secured Documents for which Party B obtains relief under bankruptcy or other laws providing for relief from creditors) and any renewals, extensions, increases or rearrangements of the Secured Documents. Credit Support Obligations.

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(i)Delivery Amount, Return Amount and Credit Support Amount:

(A)Delivery Amount has the meaning specified in Paragraph 3(a) of this Annex.

(B)Return Amount has the meaning specified in Paragraph 3(b) of this Annex.

(C)Credit Support Amount has the meaning specified in Paragraph 3 of this Annex.

(ii)Eligible Collateral.  The following items qualify as “Eligible Collateral” for the party specified:

	Party A	Party B	Valuation Percentage
Cash	[X]	[X]	100%

(iii)Other Eligible Support.  The following items qualify as “Other Eligible Support” for the party specified:

	Party A	Party B	Valuation Percentage
Letters of Credit (in accordance with Paragraph 13(j) of this Annex)	[X]	[X]

100% unless: (i) a Letter of Credit Default has occurred with respect to such Letter of Credit; or (ii) thirty (30)  or fewer calendar days remain prior to the expiration date of such Letter of Credit, in either of which case the Valuation Percentage is 0%.

(iv)Thresholds.

(A)Independent Amount means with respect to Party A and Party B, for each Transaction at any time, zero, unless otherwise specified in the Confirmation.

(B)“Threshold” means:

With respect to Party A, infinite; unless an Event of Default or a “Credit Event Upon Merger” Specified Condition has occurred and is continuing with respect to Party A, in which case Party A’s Threshold is zero.

With respect to Party B, infinite, unless an Event of Default or a “Credit Event Upon Merger” Specified Condition has occurred and is continuing with respect to Party B, in which case Party B’s Threshold is zero.

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(C)“Minimum Transfer Amount” means, with respect to Party A:  $1.00, and with respect to Party B:  $1.00.

(D)Rounding.  The Delivery Amount will be rounded up to the nearest integral amount of $10,000.00.  The Return Amount will be rounded down to the nearest integral amount of $10,000.00 unless the Secured Party’s Exposure at the time of the demand made pursuant to Paragraph 3(b) is equal to or less than zero, in which case the Return Amount is not subject to rounding.

(b)Valuation and Timing –

(i)Valuation Agent means, except as otherwise provided in this clause (i), for purposes of Paragraphs 3 and 5 of this Annex, the party making the demand under Paragraph 3 of this Annex; for purposes of Paragraph 4(d) of this Annex, the Secured Party for purposes of calculating the Value of the Substitute Credit Support and Posted Credit Support involved in the substitution; and for purposes of Paragraph 6(d) of this Annex, the Secured Party receiving or deemed to receive the Distributions or the Interest Amount, as applicable  If an Event of Default or Potential Event of Default has occurred and is continuing with respect to the party designated as the Valuation Agent, then in such case and for so long as the Event of Default or Potential Event of Default continues the other party will be the Valuation Agent.

(ii)Valuation Date means any Local Business Day.

(iii)Valuation Time means the close of business on the Local Business Day before the Valuation Date or date of calculation, as applicable.  Calculations of Value and Exposure will be made as of approximately the same time on the same date.

(iv)Notification Time means 1:00 p.m. New York, New York time on a Local Business Day.

(v)Transfer Timing has the meaning specified in Paragraph 4(b) of this Annex, except that if the Eligible Credit Support to be provided is a Letter of Credit and a demand for the Transfer is made by the Notification Time, then the relevant Transfer will be made not later than the close of business on the second (2nd) Local Business Day thereafter and if a demand is made after the Notification Time, then the relevant Transfer will be made not later than the close of business on the third (3rd) Local Business Day thereafter.

(c)Conditions Precedent and Secured Party’s Rights and Remedies.  The following Termination Event(s) are a “Specified Condition” for the party specified (that party being the Affected Party if the Termination Event occurs with respect to that party):

	Party A	Party B
Illegality	[ X ]	[ X ]
Tax Event	[ X ]	[ X ]
Tax Event Upon Merger	[ X ]	[ X ]
Credit Event Upon Merger	[ X ]	[ X ]
Additional Termination Event(s):	None	None

(d)Substitution.

(i)Substitution Date has the meaning specified in Paragraph 4(d)(ii) of this Annex.

(ii)Consent.  The Pledgor is required to obtain the Secured Party’s consent for any substitution pursuant to Paragraph 4(d) of this Annex.

(e)Dispute Resolution.

(i)Resolution Time means 1:00 p.m., New York, New York time, on the Local Business Day following the date on which the notice is given that gives rise to a dispute under Paragraph 5 of this Annex.

(ii)Value.  For the purpose of Paragraph 5(i)(C) and 5(ii) of this Annex, the Value of Posted Credit Support will be calculated using the Valuation Percentages established in Paragraph 13(b)(ii) and 13(b)(iii) of this Annex.

(iii)Alternative.  The provisions of Paragraph 5 of this Annex apply, except that, pending the resolution of a dispute, Transfer of the undisputed Value of Eligible Credit Support or Posted Credit Support involved in the relevant demand is, if the demand is made at or before the Notification Time, due as provided in Paragraph 5 of this Annex, and, if the demand is made after the Notification Time, due on the second (2nd) Local Business Day after the demand.

(f)Holding and Using Posted Collateral.

(i)Eligibility to Hold Posted Collateral; Custodians.

Party A and its Custodian are entitled to hold Posted Collateral pursuant to Paragraph 6(b) of this Annex so long as the following conditions applicable to it are satisfied:

(1)Party A is not a Defaulting Party.

(2)Posted Collateral may be held only in the following jurisdictions:  United States of America.

Initially, the Custodian for Party A is:  Not Applicable.

Party B and its Custodian are entitled to hold Posted Collateral pursuant to Paragraph 6(b) of this Annex so long as the following conditions applicable to it

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are satisfied:

(1)Party B is not a Defaulting Party.

(2)Posted Collateral may be held only in the following jurisdictions:  United States of America.

Initially, the Custodian for Party B is:  Not Applicable.

Notwithstanding the foregoing, each party shall cause all Posted Collateral received from the other party to be entered in one or more accounts (each, a “Collateral Account”) with a Qualified Institution, each of which accounts may include property of other parties but will bear a title indicating the Pledgor’s interest in said account and the Posted Collateral in such account.  In addition, the Secured Party may direct the Pledgor to transfer or deliver Eligible Collateral directly into the Secured Party’s Collateral Account(s).  The Secured Party may move the Collateral Accounts from one Qualified Institution to another upon reasonable notice to the Pledgor.  The Secured Party shall cause statements concerning the Posted Collateral transferred or delivered by the Pledgor to be sent to the Pledgor on request, which may not be made more frequently than once in each calendar month.

(ii)Use of Posted Collateral.  The provisions of Paragraph 6(c) of this Annex apply.

(g)Distributions and Interest Amount.

(i)Interest Rate.  The Interest Rate for each day is the Federal Funds (effective) rate for such day, as published by the Board of Governors of the Federal Reserve System in Statistical Release H.15.

(ii)Transfer of Interest Amount.  The Secured Party shall Transfer the Interest Amount accrued in a given month on or before the third (3rd) Local Business Day immediately following the later of (x) the end of such calendar month and (y) Secured Party’s receipt of Pledgor’s invoice for payment of the Interest Amount.

(iii)Alternative to Interest Amount.  The provisions of Paragraph 6(d)(ii) of this Annex will apply.

(h)Additional Representation(s).  None.

(i)Other Eligible Support and Other Posted Support.

(i)“Value” means with respect to Other Eligible Support and Other Posted Support in the form of a Letter of Credit, an amount equal to the product of (x) the Valuation Percentage established in Paragraph 13(b)(iii) of this Annex and applicable to such Letter of Credit multiplied by (y) the amount available to be drawn by the Secured Party under such Letter of Credit.

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(ii)“Transfer” means with respect to Other Eligible Support and Other Posted Support in the form of a Letter of Credit:

(A)to be provided by the Pledgor to the Secured Party pursuant to Paragraph 3(a) or otherwise, the creation of an unconditional right of the Secured Party for whose benefit the Letter of Credit is established to draw upon that Letter of Credit, whether by delivery to the Secured Party of an original of such Letter of Credit, delivery to the Secured Party of an amendment to an outstanding Letter of Credit in a form reasonably acceptable to the Secured Party and executed by the Qualified Institution that issued such Letter of Credit increasing the amount available to be drawn thereunder, or through such other customary means as may be acceptable to the Secured Party.

(B)to be returned by the Secured Party to the Pledgor pursuant to Paragraph 3(b), the return of such Letter of Credit by the Secured Party to the Pledgor or to the issuer of such Letter of Credit or by the reduction in the amount available to be drawn by Secured Party under such Letter of Credit.  If a Transfer is to be effected by a reduction in the amount of an outstanding Letter of Credit previously issued for the benefit of the Secured Party, the Secured Party may not unreasonably withhold its consent to a such reduction in the amount of such Letter of Credit and shall take such action as is reasonably necessary to effectuate such reduction.

(iii)Letter of Credit Provisions.  Other Eligible Support and Other Posted Support in the form of a Letter of Credit is subject to the following provisions:

(A)Unless otherwise agreed in writing by the parties, each Letter of Credit must be provided in accordance with the provisions of this Annex and maintained for the benefit of the Secured Party.  With respect to each Letter of Credit Transferred to the Secured Party, the Pledgor shall either (x) renew or cause the renewal of the Letter of Credit at least thirty (30) calendar days prior to the expiration date of such Letter of Creditor (y) within two (2) Local Business Days following its determination that it will not renew or cause the renewal of the outstanding Letter of Credit, notify the Secured Party of such determination.

(B)In the event that the bank that issued an outstanding Letter of Credit indicates that it will not renew the Letter of Credit (or provide a substitute Letter of Credit) at least thirty (30) calendar days prior to the expiration of such Letter of Credit, the Pledgor shall within two (2) Local Business Days after obtaining knowledge of such intent provide notice thereof to the Secured Party.

(C)Except in connection with a Letter of Credit Default, if a Delivery Amount in excess of the Pledgor’s Minimum Transfer Amount would be created by the change in Value of an outstanding Letter of Credit that resulted

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from a reduction in the Valuation Percentage applicable to the Letter of Credit, the Pledgor shall at least thirty (30) calendar days prior to the expiration of such Letter of Credit Transfer to the Secured Party Eligible Credit Support in an amount at least equal to the Delivery Amount.

(D)Upon the occurrence of a Letter of Credit Default, the Pledgor shall Transfer to the Secured Party a substitute Letter of Credit or other Eligible Credit Support in an amount at least equal to the greater of (x) the Value of the affected Letter(s) of Credit immediately prior to the occurrence of the Letter of Credit Default and (y) the Delivery Amount applicable following the change in Value of the affected Letter(s) of Credit resulting from the Letter of Credit Default.  The Pledgor shall make such Transfer on or before, (x) the first (1st) Business Day in the case of a Letter of Credit Default of the type described in clause (ii), (iii), (iv) or (v) of the definition thereof and (y) the third (3rd) Business Day in the case of a Letter of Credit Default of the type described in clause (i) thereof, following the earlier to occur of the Pledgor’s discovery of such Letter of Credit Default and written demand by the Secured Party.

(E)As one method of providing Eligible Credit Support, the Pledgor may increase the amount of an outstanding Letter of Credit or establish one or more additional Letters of Credit.

(F)Each Letter of Credit must provide that the Secured Party may, and the Secured Party has the right to, in the following situations and upon presentation to the issuer of the Letter of Credit of the certificates or other documentation required by the terms of the Letter of Credit, draw upon the Letter of Credit in an amount up to the entire amount available to be drawn thereunder:

(1)An Event of Default or Specified Condition has occurred and is continuing with respect to the Pledgor under this Agreement or an event of default (however defined or described) has occurred and is continuing with respect to the Pledgor under any other agreement between the Pledgor and the Secured Party.

(2)An Early Termination Date has occurred or been designated as a result of a Termination Event or Event of Default and an early termination amount is or would be due and owing to the Secured Party on account of the termination of the applicable Transaction(s).

(3)Thirty (30) or fewer calendar days remain until the expiration date of the Letter of Credit and the Pledgor has failed to renew, substitute, or sufficiently increase the amount of an outstanding Letter of Credit (as the case may be), establish one or more additional Letters of Credit, or otherwise Transfer sufficient Eligible Credit Support to the Secured Party and the Delivery

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Amount applicable to the Pledgor as a result of such failure equals or exceeds the Pledgor’s Minimum Transfer Amount.

(G)If a party’s Credit Support Provider furnishes a Letter of Credit hereunder, the amount available to be drawn under the Letter of Credit may at the option of its Credit Support Provider be reduced by the Value of any Letter of Credit Transferred by the party.  In the event a party furnishes a Letter of Credit hereunder, the amount available to be drawn under the Letter of Credit may at the option of the party be reduced by the Value of any Letter of Credit Transferred by the party’s Credit Support Provider.

(H)Notwithstanding Paragraph 10 of this Annex, in all cases, the Pledgor shall bear the costs and expenses of establishing, renewing, substituting, canceling, increasing, and reducing the amount of (as the case may be) one or more Letters of Credit.

(I)Upon the occurrence of a Letter of Credit Default of the type described in clauses (ii), (iii) or (v) of the definition thereof with respect to an issuer of a Letter of Credit, such issuer shall cease to be a Qualified Institution for purposes of the definition of the term “Letter of Credit” unless approved as such by the party for whose benefit a letter of credit is to be issued.

(j)Demands and Notices – All demands, specifications, and notices regarding Eligible Credit Support under this Annex will be made to:

To Party A:

Attn:    Treasury

Phone:  281-653-1058

Email:  Collateral-NA@edftrading.com

To Party B:

Attn:  Jaleea George

Phone: 713-375-2793

Email:  jgeorge@summerenergy.com

(k)Addresses for Transfers – All transfers under this Annex will be sent to the address provided by the transferee.

(l)Other Provisions.

(i)Amendment to Paragraph 3.  The following is added as clause (c) to Paragraph 3 of this Annex:

“(c)Credit Assurances.  If a party (the “Demanding Party”) has reasonable grounds to believe in good faith that the creditworthiness or performance of the other party (the “Impaired Party”) under this Agreement has become

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unsatisfactory, the Demanding Party may provide to the Impaired Party written notice demanding performance assurance in the form of Eligible Credit Support and in an amount determined by the Demanding Party in a commercially reasonable manner.  The Impaired Party shall provide such performance assurance within two (2) Local Business Days following its receipt of the Demanding Party’s demand therefor.  Performance assurance provided in the form of Eligible Credit Support will be excluded from the calculation of the Return Amount until such time as the Demanding Party determines in its reasonable discretion that the creditworthiness or performance, as applicable, of the Impaired Party is no longer unsatisfactory.”

(ii)Amendment to Paragraph 7.  Paragraph 7(i) is amended by (A) deleting the phrase “Eligible Collateral, Posted Collateral” and replacing it with the phrase “Eligible Credit Support, Posted Credit Support” and (B) adding at the end thereof immediately prior to the semicolon the phrase “or fails to provide in accordance with Paragraph 3(c) any performance assurance demanded by the other party pursuant to Paragraph 3(c)”.

(iii)Amendment to Paragraph 12.

The definition of “Cash” in Paragraph 12 is deleted in its entirety and replaced with the following:

““Cash” means United States Dollars, or such other currency that is acceptable to the Secured Party.”

(iv)Additions to Paragraph 12. The following definitions are added to Paragraph 12 in appropriate alphabetical order:

““Credit Rating” means, with respect to a party (or its Credit Support Provider, as the case may be) or other entity on any date of determination, the respective rating then assigned to its senior unsecured long-term debt or deposit obligations (not supported by third party credit enhancement), or in the absence of such a rating, its then current corporate family rating or, if applicable, issuer rating, in either case by S&P, or Moody’s. In the event of a split rating, the lowest of the available ratings applies.”

““Letter of Credit” means an irrevocable and transferable standby letter of credit, issued by a Qualified Institution and in a form acceptable to the party in whose favor the Letter of Credit is issued.”

““Letter of Credit Default” means with respect to an outstanding Letter of Credit, the occurrence of any of the following events: (i) the issuer of such Letter of Credit fails to maintain a Credit Rating of a least “A-” by S&P and “A3” by Moody’s, (ii) the issuer of the Letter of Credit fails to comply with or perform its obligations under such Letter of Credit if such failure is continuing after the lapse of any applicable grace period; (iii) the issuer of such Letter of Credit disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of,

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such Letter of Credit; (iv) such Letter of Credit expires or terminates, or fails or ceases to be in full force and effect at any time while required to be maintained pursuant to the terms of this Agreement; or (v) any event analogous to an event specified in Section 5(a)(vii) of this Agreement occurs with respect to the issuer of such Letter of Credit.  Notwithstanding the foregoing, no Letter of Credit Default will occur in any event with respect to a Letter of Credit after the time such Letter of Credit is required to be canceled or returned to the Pledgor in accordance with the terms of this Annex.”

““Moody’s” means Moody’s Investors Service, Inc., or its successor.”

““Qualified Institution” means, subject to Paragraph 13(j)(iii)(H), a U.S. commercial bank or trust company or the U.S. branch of a foreign bank (in either case, which is not an affiliate of either party) having assets of at least $10 billion and a Credit Rating of at least (i) A3 from Moody’s and (ii) A- from S&P.”

““S&P” means Standard & Poor’s Financial Services LLC, or its successor”.

[Signature Page Follows]

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The parties executing this Paragraph 13 to the Credit Support Annex to the ISDA Master Agreement have agreed as to the contents of this Paragraph 13 to the Credit Support Annex.

EDF TRADING NORTH AMERICA, LLC	SUMMER ENERGY, LLC
By:/s/ Terry Nutt Name:Terry Nutt Title:Chief Financial Officer	By:/s/ Neil Leibman Name:Neil Leibman Title:Manager
SUMMER ENERGY NORTHEAST, LLC
By:/s/ Neil Leibman Name:Neil Leibman Title:Manager

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